Exhibit 4.1

INDENTURE

dated as of May 1, 2012

by and among

HELIOS LEASING I LLC

as Issuer

APPLE BANK FOR SAVINGS

as Initial Guaranteed Lender

APPLE BANK FOR SAVINGS

as Calculation Agent

WILMINGTON TRUST COMPANY

not in its individual capacity, except as expressly provided herein, but solely as Indenture Trustee

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION

as Security Trustee

and

EXPORT-IMPORT BANK OF THE UNITED STATES

Six (6) Boeing Model 747-87UF Aircraft

Ex-Im Bank Guarantee No. AP086438XX — Atlas Air, Inc.

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

Schedule 1	–	List of Documents and Evidence
Schedule 2	–	Form of Floating Rate Bank Note
Schedule 3	–	Form of Fixed Rate Bank Note
Schedule 4	–	Form of Floating Rate Global Note
Schedule 5	–	Form of Fixed Rate Global Note
Schedule 6	–	Form of Floating Rate Definitive Note
Schedule 7	–	Form of Fixed Rate Definitive Note
Schedule 8	–	Form of Conversion Notice
Schedule 9	–	Form of Transfer Certificate (Exchange Date)
Schedule 10	–	Form of Transfer Certificate (Bank Notes)

Appendix A	–	Definitions

iii

THIS INDENTURE is made as of May 1, 2012 by and among HELIOS LEASING I LLC, a limited liability company formed under the laws of the State of Delaware (the “Issuer”), APPLE BANK FOR SAVINGS, as the initial guaranteed lender (the “Initial Guaranteed Lender” and together with any other beneficial owner of a Bank Note, the “Guaranteed Lenders”), APPLE BANK FOR SAVINGS, as the calculation agent pursuant to Section 2.02(c)(vii) hereof (the “Calculation Agent”), WILMINGTON TRUST COMPANY not in its individual capacity, except as expressly provided herein, but solely as indenture trustee on behalf of the Guaranteed Lenders and the Noteholders and/or as custodian and agent pursuant to Section 2.07(b)(ii) (in either such capacity, together with its successors, the “Indenture Trustee”), WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as security trustee (in such capacity, together with its successors, the “Security Trustee”), and EXPORT-IMPORT BANK OF THE UNITED STATES (“Ex-Im Bank”).

W I T N E S S E T H:

WHEREAS, the Issuer intends to acquire each Aircraft and further intends upon the acquisition thereof to lease such Aircraft to the Lessee pursuant to the Lease;

WHEREAS, the proceeds of the issuance of the Bank Notes will be used by the Issuer to (i) finance the Ex-Im Bank Eligible Amount of the Aircraft and (ii) refinance 100% of the related ASU Premium;

WHEREAS, subject to the terms and conditions of the Operative Documents, Ex-Im Bank is prepared to issue to the Indenture Trustee, on behalf of the Guaranteed Lenders and the Noteholders, its guarantee of the principal of, and certain interest on, each Note in an amount equal to the Guaranteed Amount in respect of such Note, all as set forth in the Ex-Im Bank Guarantee;

WHEREAS, the Notes will be secured as provided in the Security Documents;

WHEREAS, the transactions contemplated hereby will facilitate exports between the United States of America and each of the countries in which the ACMI Lessee of an Aircraft is based;

WHEREAS, the Issuer, the Security Trustee, the Initial Guaranteed Lender, the Indenture Trustee, the Calculation Agent and Ex-Im Bank are entering into this Indenture, and the Indenture Trustee is accepting the trusts created hereby, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by each party hereto; and

WHEREAS, all things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been completed.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

[Indenture]

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01. Definitions. Unless the context requires otherwise, capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in Part I of Appendix A hereto for all purposes of this Indenture and this Indenture shall be interpreted in accordance with the rules of construction set forth in Part II of Appendix A hereto.

Section 1.02. Acts of Noteholders.

(a) Any Direction or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are received by the Indenture Trustee and, where it is expressly required, by the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a written appointment of any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 1.02. For the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder any Noteholder may allocate, in such Noteholder’s sole discretion, any fractional portion of the principal amount of such Note in favor of or in opposition to any such action, vote, consent, waiver or instruction.

(b) The fact and date of the execution by any Person of any instrument or writing may be proved in any reasonable manner which the Indenture Trustee deems sufficient.

(c) In determining whether the Noteholders of the requisite aggregate Outstanding Amount of Outstanding Notes have given any direction, consent, request, demand, authorization, notice or waiver (a “Direction”), under this Indenture, any portion of a Note owned by the Issuer, the Lessee or any of their Affiliates shall be disregarded and deemed not to be Outstanding under this Indenture for purposes of any such determination (it being agreed that such Direction shall be disregarded in the event the Issuer, the Lessee or any of their Affiliates collectively own 100% of such Note). In determining whether the Indenture Trustee shall be protected in relying upon any such Direction, only the portion of such Note which a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded.

(d) The Issuer may at its option by delivery of an Officer’s Certificate to the Indenture Trustee set a record date to determine the Noteholders entitled to give any Direction.

(e) Any Direction or other action by any Noteholder of any Note shall bind such Noteholder of such Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such action is made upon such Note.

(f) Notices to be given by any Noteholder to the Indenture Trustee shall be in writing and given by forwarding the same to the Indenture Trustee. While any Notes are

[Indenture]

represented by a Global Note, such notice may be given by the Depositary or in such manner as the Indenture Trustee and the Depositary may approve for this purpose.

ARTICLE II

THE NOTES

Section 2.01. Types of Notes; Execution and Denomination.

(a) On the Issuance Date for each Aircraft, the Issuer shall, on and subject to the terms and conditions set forth in the Participation Agreement, issue a single Floating Rate Bank Note to the Indenture Trustee in accordance with the provisions of Section 2.02 hereof. Floating Rate Bank Notes may be converted to Fixed Rate Bank Notes in accordance with Section 2.03 hereof. Thereafter, on an Exchange Date, the Issuer may, on and subject to the terms and conditions set forth in Section 2.05 hereof, exchange any or all of the then Outstanding Floating Rate Bank Notes for a single Global Note of the Issuer in the then aggregate Outstanding Amount of the Bank Notes that will be subject to such exchange. Definitive Notes may be issued in exchange for the Global Notes only in the limited circumstances specified in Section 2.07 hereof.

(b) Each Note shall be executed on behalf of the Issuer by one of its authorized officers or attorneys in fact. Notes bearing the manual signature of individuals who were at any time authorized officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes. No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for in the schedules hereto executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. The Notes shall be issued in registered form only, without interest coupons.

Section 2.02. Bank Notes.

(a) Issuance. On the Issuance Date for an Aircraft, but in no event later than the Final Issuance Date for such Aircraft, the Issuer shall issue and deliver to the Indenture Trustee a Floating Rate Bank Note in a principal amount not exceeding (A) 100% of the relevant ASU Premium related to the Floating Rate Bank Note for such Aircraft plus (B) the Ex-Im Bank Eligible Amount for such Aircraft as approved by Ex-Im Bank; provided, that in no event shall the aggregate original principal amount of the Floating Rate Bank Notes exceed the Ex-Im Bank Commitment. Each Floating Rate Bank Note shall (i) be registered in the name of the Indenture Trustee for the benefit of the Guaranteed Lenders, (ii) be dated the date of its issue, (iii) be in a principal amount equal to the lesser of (x) the Ex-Im Bank Eligible Amount for the related Aircraft plus the related ASU Premium and (y) the remaining unutilized Ex-Im Bank Commitment, (iv) be payable as to principal and interest in accordance with its terms and the applicable provisions of this Indenture, including, without limitation, Section 2.02(b) and (c) hereof, (v) designate the Aircraft in respect of which it has been issued, (vi) subject to the terms

[Indenture]

and conditions of the Participation Agreement, Section 2.02 hereof and the Ex-Im Bank Guarantee, be duly endorsed with the Guarantee Legend of Ex-Im Bank in the form provided in the Ex-Im Bank Guarantee, (vii) be duly authenticated by the Indenture Trustee in the manner provided herein, and (viii) be otherwise issued and completed in conformity with the terms of this Indenture. At no time shall there be outstanding more than one (1) Bank Note with respect to each Aircraft.

(b) Principal. The principal amount of each Bank Note shall be payable in quarterly installments on each of the Payment Dates for such Bank Note and the related Aircraft (computed on a mortgage style level payment basis of installments of principal and interest utilizing (x) in the case of a Floating Rate Bank Note, the seven (7) year swap rate determined by the Initial Guaranteed Lender, after consultation with Ex-Im Bank and Lessee, for the applicable Floating Rate on the date that is two (2) Business Days prior to the related Issuance Date, and (y) in the case of a Fixed Rate Bank Note, the Fixed Rate for such Bank Note), each such installment to be in an amount equal to the principal amount set forth for such Payment Date in Annex A to such Bank Note, provided, that the amount payable on the Final Maturity Date of a Bank Note shall in all cases be in an amount equal to the then outstanding principal balance of such Bank Note together with accrued and unpaid interest thereon and all other amounts then owing hereunder or under the other Operative Documents with respect to such Bank Note.

(c) Interest.

(i) The Issuer shall pay to the Indenture Trustee, for the account of the Guaranteed Lenders, interest on the unpaid principal amount of each Bank Note for the period from and including the Issuance Date thereof to but excluding the date such Bank Note shall be paid in full, at a rate per annum for each Interest Period relating thereto equal to the Applicable Rate for such Interest Period.

(ii) The Issuer shall pay to the Indenture Trustee, for the account of the Guaranteed Lenders (other than Ex-Im Bank), interest at the applicable Post-Default Rate on any principal of any Bank Note and on any interest thereon and any other amount payable by the Issuer to any Guaranteed Lender (other than Ex-Im Bank) that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

(iii) Accrued interest on the principal amount of each Bank Note shall be payable in arrears on each Payment Date for such Bank Note and upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the applicable Post-Default Rate shall be payable from time to time on demand.

(iv) Notwithstanding Section 2.02(c)(i) hereof, if Ex-Im Bank shall have made a claim payment under the Ex-Im Bank Guarantee with respect to a demand under any Floating Rate Bank Note, then, beginning on the date of such claim payment, the unpaid principal amount of such Floating Rate Bank Note shall bear interest at a rate

[Indenture]

per annum equal to Special LIBOR plus the Applicable Margin for all purposes, including, without limitation, Section 2.02(c)(v) hereof.

(v) Notwithstanding Section 2.02(c)(ii) hereof, if Ex-Im Bank shall have made a claim payment under the Ex-Im Bank Guarantee with respect to a demand under any Bank Note, then, beginning on the date of such claim payment, if any amount of principal of or accrued interest on such Bank Note then owing to Ex-Im Bank is not paid in full when due, whether at stated maturity, by acceleration or otherwise, the Issuer shall pay to Ex-Im Bank on demand interest on such unpaid amount for the period from and including the date such amount was due to Ex-Im Bank to but excluding the date such amount is paid in full at an interest rate equal to one percent (1%) per annum above the interest rate otherwise then applicable under Section 2.02(c)(i) hereof (as modified, if required, by Section 2.02(c)(iv) hereof).

(vi) Except as otherwise provided in Section 2.02(c)(v) with respect to the amounts of principal and accrued interest, if, at any time, any other amount owing to Ex-Im Bank under this Indenture or any Bank Note is not paid in full when due, the Issuer shall pay to Ex-Im Bank on demand interest on such unpaid amount for the period from the date such amount was due (the “Payment Default Date”) until such amount shall have been paid in full at an interest rate per annum equal to one percent (1%) per annum above the U.S. Treasury Rate for six-month (180-day) Treasury Bills which is in effect on the Payment Default Date.

(vii) The Issuer hereby appoints Apple Bank for Savings, as initial calculation agent (the “Calculation Agent”) for the Floating Rate Bank Notes and Apple Bank for Savings hereby accepts such appointment. With respect to any Interest Period during which interest will be due and payable under a Floating Rate Bank Note, the Calculation Agent will, as soon as practicable after 11:00 a.m. (London time) on the relevant Quotation Date, determine the Applicable Rate therefor and calculate the amount of interest which will accrue in respect of the following Interest Period (the “Interest Amount”). Promptly following the determination of the Applicable Rate for such Interest Period, the Calculation Agent shall notify the Issuer, the Lessee, the Guaranteed Lenders and Ex-Im Bank of such Applicable Rate and the Interest Amount in writing with reasonable details as to the basis and calculation of such amounts; provided, that the Calculation Agent’s failure to so notify the Issuer, the Lessee, the Guaranteed Lenders or Ex-Im Bank shall not relieve the Issuer of its obligation to pay interest payable hereunder or under any Floating Rate Bank Note or the Lessee of any obligation under any Operative Document nor shall it give rise to any claim against the Calculation Agent. The determination of any Applicable Rate and any Interest Amount by the Calculation Agent will (in the absence of manifest error) be final and binding on all parties and no liability will (in the absence of willful misconduct or bad faith) attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions.

[Indenture]

(d) Prepayments.

(i) Voluntary. Subject to no Material Default or Event of Default having occurred and being continuing, the Issuer (acting solely at the direction of Lessee) may prepay any Bank Note in full or in part on any Payment Date, without premium or penalty (except as otherwise provided in the Issuer Indemnity Agreement), provided that (i) the Issuer (acting solely at the direction of the Lessee) shall give the Indenture Trustee, the Security Trustee, Ex-Im Bank and the Guaranteed Lenders not less than five (5) Business Days’, but not more than six (6) months’, prior irrevocable written notice of such prepayment as provided in Section 2.02(d)(iv) hereof and (ii) partial prepayments may be made only in an amount at least equal to Ten Million Dollars ($10,000,000) (or if the Outstanding Amount of such Bank Note at such time is less than Ten Million Dollars ($10,000,000), then such Outstanding Amount) and in integral multiples of One Million Dollars ($1,000,000), or in any such smaller denomination as is necessary to permit prepayment of any smaller Outstanding Amount. As of the date of such prepayment the Issuer shall pay the principal amount of the Bank Note to be prepaid, all accrued and unpaid interest thereon and all other amounts then owing to Ex-Im Bank and the Guaranteed Lenders under the Operative Documents (including, without limitation, all amounts payable under the Issuer Indemnity Agreement). The Issuer may not voluntarily prepay any Bank Note, in whole or in part, except in accordance with the express terms of this Section 2.02(d)(i) or (iii).

(ii) Mandatory. (A) The Issuer shall prepay the Bank Note with respect to an Aircraft in full (together with accrued and unpaid interest thereon and all other amounts then owing by the Issuer hereunder and under the other Operative Documents (including, without limitation, all amounts payable under the Issuer Indemnity Agreement) relating to such Aircraft) (1) prior to or contemporaneously with the termination of the Lease with respect to such Aircraft, or (2) on the Settlement Date relating to an Event of Loss with respect to such Aircraft unless a Replacement Aircraft is substituted for such Aircraft in accordance with the terms of the Lease, and the Guaranteed Lenders hereby acknowledge that the Security Trustee may require that any funds held by the Security Trustee be applied to any prepayment of such Bank Note in respect thereof.

(B) Subject to the last paragraph of Section 2.05 on each Exchange Date, the Issuer shall prepay the Bank Notes being exchanged for a Global Note on such Exchange Date in a principal amount equal to, if any, the difference between the principal amount of such Global Note and the aggregate principal amount of the related Bank Notes.

(C) In the event the Lessee becomes obliged pursuant to Section 3(i) of the Lease to pay the Issuer the Termination Values for an Aircraft, the Issuer shall prepay the Bank Note relating to such Aircraft in full (together with accrued and unpaid interest thereon and all other amounts then owing by the Issuer hereunder and under the other Operative Documents (including, without limitation, all amounts payable under the

[Indenture]

Issuer Indemnity Agreement)) on the ACMI Termination Date for such Aircraft.

(iii) If the Issuer becomes obliged to pay any Guaranteed Lender any additional amount pursuant to Section 6 of the Issuer Indemnity Agreement, then the Issuer, acting solely at the direction of the Lessee, may, if it has given to the Guaranteed Lenders, the Indenture Trustee and Ex-Im Bank at least ten (10) Business Days written notice (or such shorter period as the Guaranteed Lender and the Issuer (acting solely at the direction of the Lessee) may agree in the case of an Illegality Event) of such prepayment as provided in Section 2.02(d)(iv) hereof, prepay such Guaranteed Lender’s ratable share of the applicable Bank Note together with all accrued and unpaid interest thereon and all other amounts then due and owing to such Guaranteed Lender and Ex-Im Bank hereunder and under the other Operative Documents.

(iv) Notice of Prepayment. Any notice of prepayment given by the Issuer pursuant to this Section 2.02(d) shall be irrevocable, shall specify the date upon which such prepayment is to be made and the amount of such prepayment, in the case of paragraph (iii) above shall identify the Guaranteed Lenders whose share of the Bank Note is to be prepaid and shall oblige the Issuer to make such prepayment on such date. If a prepayment under Section 2.02(d)(i) or (iii) is not made in full for any reason, notwithstanding the giving of notice pursuant to Section 2.02(d)(i) or (iii), this Indenture and the obligations of the Issuer hereunder and under the Bank Notes shall continue in full force and effect and no Default or Event of Default shall arise or be deemed to arise by reason thereof, and the relevant prepayment notice shall be deemed rescinded.

(v) Any prepayment pursuant to this Section 2.02(d) shall satisfy pro tanto the Issuer’s obligations in relation to the applicable Bank Note (or portion thereof, in the case of any partial prepayment pursuant to this Section 2.02(d)(i), (d)(ii)(B) or (d)(iii)).

(vi) Any partial prepayment pursuant to Section 2.02(d)(i) or (d)(ii)(B) shall be applied to the remaining principal installments of the applicable Bank Note in the inverse chronological order of their maturities.

(vii) Any partial prepayment pursuant to Section 2.02(d)(iii) shall be applied in reduction of the remaining principal installments of the applicable Bank Note pro rata with respect to such Guaranteed Lender’s portion of such Bank Note.

(viii) Any amount prepaid under this Indenture may not be reborrowed.

(ix) The Issuer may not voluntarily prepay any Bank Note, in whole or in part, except in accordance with the express terms of this Section 2.02(d).

Section 2.03. Conversion of Floating Rate Bank Notes to Fixed Rate Bank Notes.

(a) Subject to no Event of Default or Event of Loss having occurred and being continuing and subject to the conditions set forth in Part 1 of Schedule 1 hereto having been satisfied or waived on or prior to a proposed Conversion Date (which shall coincide with a

[Indenture]

Payment Date after the Cut-Off Date), the Issuer, acting on the instructions of the Lessee, may by notice substantially in the form of Schedule 8 hereto (the “Conversion Notice”) delivered to Ex-Im Bank, the Indenture Trustee and the Guaranteed Lenders, not later than 10:00 a.m. (New York time) on the tenth (10th) Business Day preceding such Conversion Date, with respect to one or more of the Floating Rate Bank Notes, request that on such Conversion Date the designated Floating Rate Bank Notes be exchanged for the issuance of Fixed Rate Bank Notes.

(b) If a notice has been delivered by the Issuer as contemplated by Section 2.03(a), then a rate fixing call (the “Conversion Rate Fixing Call”) shall be held between the Guaranteed Lender, the Lessee and up to four of the Guaranteed Lender’s swap counterparties selected by the Guaranteed Lender and reasonably acceptable to the Lessee. The Conversion Rate Fixing Call shall be held at 10:00 a.m. New York time two (2) Business Days prior to the proposed Conversion Date. During the Conversion Rate Fixing Call, the Guaranteed Lender shall obtain quotes for a fixed rate (the “Swap Rate”) from each of the Guaranteed Lender’s swap counterparties. The Swap Rate shall be the fixed rate required to be paid by the Guaranteed Lender to the Guaranteed Lender’s swap counterparty in return for payment by that counterparty to the Guaranteed Lender of three-month U.S. Dollar LIBOR (or alternative rate the Guaranteed Lender would otherwise receive as a floating rate). The Guaranteed Lender shall cause the swap counterparty to offer the Swap Rate based on the remaining amortization schedule with respect to the relevant Bank Note and the amortization of the notional swap amount will match the amortization of such Bank Note. The payment dates of the swap will match the payment dates of the relevant Bank Note and the day count for interest calculation on the fixed rate payment leg of the swap will be the same as on the Bank Note (i.e. 30/360 day convention). The floating rate payments will be calculated using an actual/360 day convention. The Guaranteed Lender will enter into the matching swap with the counterparty offering the lowest Swap Rate. Following the award of the swap to the counterparty, the Fixed Rate will be equal to the awarded Swap Rate plus a margin of 1.00% per annum. For purposes of clarification, the Conversion Rate Fixing Call may either be a conference call, or may be performed through a Blooomberg chat room that is broadcast to both the Guaranteed Lender and Lessee simultaneously.

Section 2.04. Additional Procedures for Conversion. Not later than 10:00 a.m. (New York time) on the Conversion Date, the Issuer shall issue and deliver to the Indenture Trustee in exchange for each Floating Rate Bank Note to be converted a duly executed Fixed Rate Bank Note substantially in the form of Schedule 3 hereto, and thereupon the Indenture Trustee shall authenticate such Fixed Rate Bank Notes and deliver to Ex-Im Bank the outstanding Floating Rate Bank Notes to be converted for cancellation of the Guarantee Legends thereon together with a Request for Guarantee Legend accompanied by the Fixed Rate Bank Notes. On and subject to the terms and conditions of Section 2.03 and this Section 2.04 and the Ex-Im Bank Guarantee, Ex-Im Bank shall endorse its Guarantee Legend on the Fixed Rate Bank Notes in the form provided in the Ex-Im Bank Guarantee and return the same to the Indenture Trustee, together with the affected Floating Rate Bank Notes, with its Guarantee Legends thereon cancelled. Upon its receipt thereof, the Indenture Trustee shall cancel each such Floating Rate Bank Note and promptly thereafter return the same to the Issuer. Each Fixed Rate Bank Note so endorsed shall (i) be registered in the name of the Indenture Trustee for the benefit of the Guaranteed Lenders, (ii) be dated the Conversion Date, (iii) be in a principal amount equal to the Outstanding Amount on the Conversion Date of the corresponding surrendered Floating Rate

[Indenture]

Bank Note (but after giving effect to payments of principal thereon made on such date), (iv) be payable as to principal and interest in accordance with its terms and the applicable provisions of this Indenture, including, without limitation, Sections 2.02(b) and (c), (v) designate the Aircraft in respect of which it has been issued, (vi) be duly authenticated by the Indenture Trustee in the manner provided herein, (vii) be subject to prepayment in accordance with Section 2.02(d) and (viii) be otherwise in conformity with the terms of this Indenture. Notwithstanding the foregoing and anything herein or in any other Operative Document to the contrary, the Fixed Rate shall under no circumstances become applicable (nor shall a Conversion occur) unless the conditions to such Conversion set forth herein and in Section 3.05 of the Ex-Im Bank Guarantee have been satisfied or waived. In the event a Conversion does not become effective for any reason notwithstanding the giving of notice pursuant to Section 2.03, this Indenture and the obligations of the Issuer hereunder and under the affected Floating Rate Bank Notes shall continue in full force and effect, no Default or Event of Default shall arise or be deemed to arise by reason thereof, LIBOR for the applicable Interest Period shall be determined as of the scheduled Conversion Date, and the Conversion Notice shall be deemed rescinded.

Section 2.05. Exchange of Bank Notes for Global Notes.

(a) The Issuer, acting solely on the instructions of the Lessee, shall have the right, so long as no Default or Event of Default shall have occurred and be continuing, to elect, on one or more occasions, by written notice (an “Exchange Notice”) to Ex-Im Bank, the Indenture Trustee, the Security Trustee, the Guaranteed Lenders and the Initial Purchasers, to exchange any or all of the Outstanding Floating Rate Bank Notes for a single Global Note (or, if the Outstanding Amount of such Global Note would exceed $500,000,000, two Global Notes) of the Issuer on any Business Day falling on or prior to the relevant Cut-Off Date, determined in consultation with the Initial Purchasers, occurring not less than seven (7) nor more than twenty (20) Business Days (or such other period as the Guaranteed Lender, Ex-Im Bank and the Issuer (acting solely at the direction of the Lessee) may agree) after the date of such notice (such Business Day, as it relates to the Floating Rate Bank Notes to be exchanged on such date, the “Exchange Date” for such Floating Rate Bank Notes). On each Exchange Date, the then Outstanding Floating Rate Bank Notes that will be subject to such exchange on such Exchange Date shall be so exchanged for a single Global Note (or, if the Outstanding Amount of such Global Note would exceed $500,000,000, two Global Notes) in a principal amount not in excess of the then Outstanding Amount of the Floating Rate Bank Notes being exchanged (after giving effect to payments, if any, of principal thereon made on such date) in accordance with the provisions of Section 2.06 hereof and subject to satisfaction of the following conditions precedent:

(i) no Default or Event of Default or Event of Loss (with respect to the Aircraft to be covered by such Global Note) shall have occurred and be continuing on such Exchange Date;

(ii) such Exchange Date shall fall on or prior to the relevant Cut-Off Date (unless otherwise agreed by the Guaranteed Lenders, Ex-Im Bank and the Initial Purchasers);

[Indenture]

(iii) on the relevant Pricing Date, the Issuer, the Lessee and the Initial Purchasers shall have entered into a Note Purchase Agreement for such Global Note and the conditions precedent referred to therein shall have been satisfied or waived (as determined by the Initial Purchasers) on or before such Exchange Date;

(iv) on the relevant Pricing Date, the Indenture Trustee, the Guaranteed Lenders and the Initial Purchasers shall have executed and delivered a Transfer Certificate substantially in the form of Schedule 9 hereto under which the Indenture Trustee (as registered holder) and the Guaranteed Lenders (as beneficial owners) agree to sell, and the Initial Purchasers agree to buy on such Exchange Date, all of their respective right, title and interest in and to the Outstanding Floating Rate Bank Notes being exchanged on such Exchange Date for a purchase price not in excess of the then unpaid principal amount of such Floating Rate Bank Notes (but after giving effect to payments of principal thereon made on such Exchange Date);

(v) on the relevant Pricing Date, (A) the Applicable Rate for such Global Note shall have been established by the Initial Purchasers and approved by the Lessee and Ex-Im Bank, (B) the amortization schedule for each Tranche of such Global Note shall have been computed by the Initial Purchasers and approved by Ex-Im Bank, so as to provide for quarterly approximate mortgage style payments of principal and interest, payable on each of the then remaining Payment Dates for such Global Note (computed (x) if such Global Note is a Floating Rate Global Note, utilizing the then closest or interpolated swap rate corresponding to the average remaining life of the Floating Rate Bank Notes being exchanged on such Exchange Date, as determined by the Initial Purchasers, after consultation with Ex-Im Bank and the Lessee and (y) if such Global Note is a Fixed Rate Global Note, utilizing a rate determined by the Initial Purchasers and approved by the Lessee and Ex-Im Bank), (C) each of the Issuer and the Lessee shall have confirmed to the Initial Purchasers, Ex-Im Bank and the Indenture Trustee their acceptance of such rate and such amortization schedules as the applicable interest rate and amortization schedules for such Global Note by executing the related Note Purchase Agreement and (D) the Issuer, the Lessee and the Initial Purchasers shall have agreed on the amount of any Prepayment Premium or Premium Over Treasuries, if applicable, and the circumstances under which any Make Whole Amount or Prepayment Premium, if applicable, will be payable in each case to the extent applicable to such Global Note;

(vi) on or before 11:00 a.m., New York time, on such Exchange Date, and substantially simultaneously, (w) the Issuer shall have paid all amounts required to be paid on such Exchange Date, including, without limitation, accrued and unpaid interest on the Outstanding Floating Rate Bank Notes being exchanged on such Exchange Date to but excluding such date and any amounts payable by it in respect of such Outstanding Floating Rate Bank Notes pursuant to Section 2.02(d)(ii)(B) hereof and all amounts due and payable under the Issuer Indemnity Agreement, (x) the Initial Purchasers shall have purchased, and the Guaranteed Lenders shall have sold, all of their respective right, title and interest in and to, the then Outstanding Floating Rate Bank Notes being exchanged on such Exchange Date in accordance with the provisions of the related Transfer Certificate, (y) such Floating Rate Bank Notes shall have been exchanged for the related Global Note in the manner provided in Section 2.06 hereof, and (z) the conditions to the

[Indenture]

Initial Purchasers acquiring the Beneficial Interests in such Global Note therein in accordance with the provisions of the related Note Purchase Agreement shall have been satisfied or waived (as determined by the Initial Purchasers); and

(vii) the additional conditions precedent to the exchange specified in Part 2 of Schedule 1 hereto shall have been satisfied or waived.

In the event the above conditions precedent to the exchange of Notes are not satisfied (or waived) on or before the related Exchange Date, the then Outstanding Floating Rate Bank Notes that were to be exchanged on such Exchange Date shall not be exchanged on such Exchange Date for a Global Note or Global Notes as provided in Section 2.06 hereof, but rather shall remain outstanding and shall continue to be payable in accordance with the terms thereof and the applicable provisions of this Indenture (for which purpose LIBOR for the then current Interest Period shall be determined as of the scheduled Exchange Date) and without any adjustments of the original amortization schedules therefor. Upon the exchange of all Floating Rate Bank Notes as contemplated by this Section 2.05, and if no additional Floating Rate Bank Notes are capable of being issued and if no Fixed Rate Bank Notes are Outstanding, (x) the Issuer Indemnity Agreement shall cease to apply (except as otherwise expressly provided therein) to the extent any Claims (as such term is defined in the Issuer Indemnity Agreement) are asserted on the basis of events occurring or conditions existing after the issuance of the Global Notes, and (y) notwithstanding anything to the contrary herein or in any of the Operative Documents, the Guaranteed Lenders shall have no obligations or liabilities hereunder or under any other Operative Document other than any such obligations or liabilities arising prior to or relating to the period prior to the exchange of all Floating Rate Bank Notes and any obligations pertaining to the exercise of any retained rights or privileges.

Section 2.06. The Global Notes.

(a) Issuance. On each Exchange Date, and subject to the satisfaction or waiver of the conditions set forth in Section 2.05 hereof, the Issuer shall issue and deliver to the Indenture Trustee a single book-entry Global Note in registered form without interest coupons (or, if the Outstanding Amount of such Global Note would exceed $500,000,000, two Global Notes) substantially in the form of either Schedule 4 or 5 hereto, as applicable. Upon its receipt thereof, the Indenture Trustee shall authenticate such Global Note or Global Notes and deliver to Ex-Im Bank the Floating Rate Bank Notes to be exchanged for cancellation of the Guarantee Legends thereon together with a Request for Guarantee Legend accompanied by such Global Note or Global Notes. On and subject to the terms and conditions of Section 2.05 hereof and the Ex-Im Bank Guarantee, Ex-Im Bank shall endorse its Guarantee Legend on such Global Note or Global Notes in the form provided in the Ex-Im Bank Guarantee, and return the same to the Indenture Trustee, together with each Outstanding Floating Rate Bank Note being exchanged on such Exchange Date with its Guarantee Legend thereon cancelled. Upon its receipt thereof, the Indenture Trustee shall cancel each such Floating Rate Bank Note and promptly thereafter return the same to the Issuer. Each Global Note so endorsed shall (i) be registered in the Register by the Registrar in the name of Cede & Co., as nominee of the Depositary, (ii) be dated the relevant Exchange Date, (iii) be (together with any required second Global Note as provided above) in a principal amount not in excess of the aggregate Outstanding Amount of the Floating Rate Bank Notes being exchanged on such Exchange Date (but after giving effect to payments of principal,

[Indenture]

if any, made thereon on such Exchange Date), (iv) be payable as to principal in accordance with its terms and the applicable provisions of this Indenture, (v) bear interest at the Applicable Rate as provided therein and in Section 2.06(c) hereof, (vi) (I) be divided into Tranches, and each such Tranche shall correspond to the relevant Floating Rate Bank Note being exchanged on such Exchange Date and (II) each such Tranche shall be in a principal amount not in excess of the Outstanding Amount of the related Floating Rate Bank Note (but after giving effect to payments of principal, if any, made thereon on such Exchange Date), (vii) have attached as annexes thereto separate amortization schedules for each Tranche in respect of each related Aircraft, each such amortization schedule for each Tranche relating to an Aircraft as identified on such annex, (viii) be duly authenticated by the Indenture Trustee in the manner provided herein and (ix) be otherwise issued and completed in conformity with the terms of this Indenture.

The Indenture Trustee shall retain possession of each Global Note as custodian for the Depositary, and the Indenture Trustee shall cause the Registrar to record in the Register that Cede & Co., as nominee of the Depositary, is the registered Holder of each Global Note. The Depositary will credit, on its internal system, the respective principal amounts of individual Beneficial Interests to the accounts of persons who have accounts with the Depositary in accordance with the Applicable Procedures of the Depositary. Ownership of Beneficial Interests will be limited to Depositary Participants or persons who hold Beneficial Interests through Depositary Participants. Ownership of Beneficial Interests will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary (with respect to interests of Depositary Participants) and the records of Depositary Participants (with respect to interests of persons other than Depositary Participants) in accordance with the Applicable Procedures. No holder of any Beneficial Interest will receive a definitive note evidencing its interest in any Global Note. By their respective acceptance thereof, each Beneficial Owner, the Depositary and Cede & Co., as nominee of the Depositary and registered Holder of each Global Note, shall be deemed to have instructed and authorized the Indenture Trustee to make demands for payment of each Global Note against the Issuer, the Lessee and Ex-Im Bank in accordance with the provisions of this Indenture, the Ex-Im Bank Guarantee and the other Operative Documents and in furtherance thereof each Beneficial Owner and Cede & Co., as nominee of the Depositary and registered Holder of each Global Note, expressly authorizes the Indenture Trustee to execute and deliver for and on its behalf each assignment of each Global Note and take such other actions under and as required by the Ex-Im Bank Guarantee.

None of the Depositary Participants or any Beneficial Owner shall have any rights either under this Indenture or any other Operative Document or under any Global Note held on their behalf by the Indenture Trustee, as custodian for the Depositary. Cede & Co., as nominee of the Depositary, as Holder of each Global Note, may be treated by the Issuer, Ex-Im Bank, the Indenture Trustee and any agent of the Issuer, Ex-Im Bank or the Indenture Trustee as the absolute owner of each Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, Ex-Im Bank or the Indenture Trustee or any agent of the Issuer, Ex-Im Bank or the Indenture Trustee from giving effect to any written certification, proxy or other authorization furnished by Cede & Co., as nominee of the Depositary, as a Holder, or impair, as between Cede & Co., as nominee of the Depositary, as a Holder, and the Depositary and its Depositary Participants, the operation of customary practices of such Depositary governing the exercise of the rights of a Beneficial Owner of a Beneficial Interest in any Global Note. Cede & Co., as nominee of the Depositary, as the Holder, may grant proxies and

[Indenture]

otherwise authorize any person, including the Depositary and the Depositary Participants and persons that may hold interests through Depositary Participants, to take any action which a Holder is entitled to take under this Indenture or any Global Note. The Beneficial Interest in each Global Note will be in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except that one Beneficial Interest may be in a different denomination.

(b) Principal. The principal amount of each Global Note shall be payable in quarterly installments on each of the then remaining Payment Dates for such Global Note, each such installment to be in an amount equal to the principal amount set forth for such Payment Date in Annex A to such Global Note, except that the amount payable on the Final Maturity Date of such Global Note shall in all cases be an amount equal to the then outstanding principal balance thereof together with accrued and unpaid interest thereon and all other amounts then owing hereunder or under the other Operative Documents with respect thereto.

(c) Interest.

(i) The Issuer shall pay to the Indenture Trustee, for the account of the applicable Noteholders, interest on the unpaid principal amount of each Global Note for the period from and including the relevant Exchange Date to but excluding the date such Global Note shall be paid in full, at a rate per annum for each Interest Period relating thereto equal to the Applicable Rate for such Global Note for such Interest Period.

(ii) The Issuer shall pay to the Indenture Trustee, for the account of the applicable Noteholders, interest at the relevant Applicable Rate on any principal of any Global Note and on any interest thereon and any other amount payable by the Issuer to any Noteholder that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

(iii) Accrued interest on the principal amount of each Global Note shall be payable in arrears on each Payment Date for such Global Note and upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the applicable Post-Default Rate shall be payable from time to time on demand.

(iv) Notwithstanding Section 2.06(c)(i) hereof, if Ex-Im Bank shall have made a claim payment under the Ex-Im Bank Guarantee with respect to a demand under a Floating Rate Global Note, then, beginning on the date of such claim payment, the unpaid principal amount of such Floating Rate Global Note shall bear interest at a rate per annum equal to Special LIBOR plus the Applicable Margin for all purposes, including, without limitation, Section 2.06(c)(v) hereof.

(v) Notwithstanding Section 2.06(c)(ii), if Ex-Im Bank shall have made a claim payment under the Ex-Im Bank Guarantee with respect to a demand under a Global Note, then, beginning on the date of such claim payment, if any amount of principal or accrued interest on such Global Note then owing to Ex-Im Bank is not paid in full when due, whether at stated maturity, by acceleration or otherwise, the Issuer shall

[Indenture]

pay to Ex-Im Bank on demand interest on such unpaid amount for the period from and including the date such amount was due to Ex-Im Bank but excluding the date such amount is paid in full at an interest rate equal to one percent (1%) per annum above the interest rate otherwise then applicable under Section 2.06(c)(i) hereof (as modified, if required by Section 2.06(c)(iv) hereof).

(vi) Except as otherwise provided in Section 2.06(c)(v) with respect to the amounts of principal and accrued interest, if, at any time, any other amount owing to Ex-Im Bank under this Indenture or any Global Note is not paid in full when due, the Issuer shall pay to Ex-Im Bank on demand interest on such unpaid amount for the period from the due date thereof (the “Due Date”) until such amount shall have been paid in full at an interest rate per annum equal to one percent (1%) per annum above the U.S. Treasury Rate for six-month (180-day) Treasury Bills which is in effect on the Due Date.

(vii) Notwithstanding anything in this Section 2.06(c) to the contrary, so long as Ex-Im Bank is not the Holder of a Global Note, the interest at the Applicable Rate for such Global Note on amounts not paid in full when due that shall accrue on such Global Note, when combined with the principal and interest of such Global Note covered by the Ex-Im Bank Guarantee, shall not exceed the Guaranteed Amount under the Ex-Im Bank Guarantee with respect to such Global Note.

(d) Redemptions.

(i) Voluntary.

(1) Subject to no Material Default or Event of Default having occurred and being continuing, the Issuer shall have the right to redeem any Fixed Rate Global Note or any Tranche thereof in full (but not in part) on any Business Day, together with accrued and unpaid interest thereon, the applicable Make-Whole Amount, if any, and all other amounts then owing by the Issuer hereunder and under the other Operative Documents, provided that the Issuer (acting solely at the direction of the Lessee) shall give the Indenture Trustee, the Security Trustee and Ex-Im Bank not less than thirty (30) Business Days’ but not more than sixty (60) Business Days’ prior written notice of such redemption as provided in Section 2.06(d)(iii) hereof. Any notice of redemption given by the Issuer pursuant to this Section 2.06(d)(i)(1) shall be revocable and may be subject to one or more conditions precedent specified by the Issuer (acting solely at the direction of the Lessee). As of the date of such redemption, the Issuer shall pay the principal amount of the Fixed Rate Global Note or Tranche thereof to be redeemed, all accrued and unpaid interest thereon, the applicable Make-Whole Amount, if any, and all other amounts then owing to Ex-Im Bank and the Noteholders under the Operative Documents with respect to such Fixed Rate Global Note or Tranche thereof, as applicable.

(2) Subject to no Material Default or Event of Default having occurred and being continuing, the Issuer shall have the right in respect of any Floating Rate Global Note or any Tranche thereof on or after the expiry of the No

[Indenture]

Redemption Period(s) (if any) for such Floating Rate Global Note to redeem such Floating Rate Global Note or any Tranche thereof in full (but not in part) on any Business Day, together with accrued and unpaid interest thereon, the applicable Prepayment Premium, if any, and all other amounts then owing by the Issuer hereunder and under the other Operative Documents, provided that the Issuer (acting solely at the direction of the Lessee) shall give the Indenture Trustee, the Security Trustee and Ex-Im Bank not less than thirty (30) Business Days’ but not more than sixty (60) Business Days’ prior written notice of such redemption as provided in Section 2.06(d)(iii) hereof. Any notice of redemption given by the Issuer pursuant to this Section 2.06(d)(i)(2) shall be revocable and may be subject to one or more conditions precedent specified by the Issuer (acting solely at the direction of the Lessee). As of the date of such redemption, the Issuer shall pay the principal amount of the Floating Rate Global Note or Tranche thereof to be redeemed, all accrued and unpaid interest thereon, the applicable Prepayment Premium, if any, and all other amounts then owing to Ex-Im Bank and the Noteholders under the Operative Documents with respect to such Floating Rate Global Note or Tranche thereof, as applicable.

(ii) Mandatory.

(1) The Issuer shall redeem the outstanding principal amount of the Tranche of the Global Note related to the affected Aircraft in full (together with accrued and unpaid interest thereon, and in the case of clause (x) below, the Make-Whole Amount calculated on the principal amount payable to the Holders for a Fixed Rate Global Note (if any) or the Prepayment Premium for a Floating Rate Global Note (if any), as applicable, and all other amounts then owing by the Issuer hereunder and under the other Operative Documents with respect to such Aircraft): (x) prior to or contemporaneously with the early termination of the Lease with respect to such Aircraft, or (y) on the Settlement Date relating to an Event of Loss with respect to such Aircraft unless a Replacement Aircraft is substituted for such Aircraft in accordance with the terms of the Lease, and the Indenture Trustee hereby acknowledges that the Security Trustee may require that any funds held by the Security Trustee be applied to any redemption of such Tranche or such Global Note. The Issuer (acting solely at the direction of the Lessee) shall give the Indenture Trustee and Ex-Im Bank not less than ten (10) Business Days notice of any such redemption; provided however, that failure to give such notice shall not affect the obligation of the Issuer to make such redemption payment.

(2) In the event the Lessee becomes obliged pursuant to Section 3(i) of the Lease to pay the Issuer the Termination Value for an Aircraft, the Issuer shall redeem the Global Note, or Tranche thereof, relating to such Aircraft in full (together with accrued and unpaid interest thereon, Make-Whole Amount or Prepayment Premium (if applicable) and all other amounts then owing by Issuer hereunder and under the other Operative Documents) on the ACMI Termination Date for such Aircraft. The Issuer (acting solely at the direction of the Lessee) shall give the Indenture Trustee and Ex-Im Bank not less than ten

[Indenture]

(10) Business Days’ notice of any such redemption; provided however, that failure to give such notice shall not affect the obligation of the Issuer to make such redemption payment.

(iii) Notice of Redemption. Any notice of redemption given by the Issuer pursuant to this Section 2.06(d) shall specify the date upon which such redemption is to be made and the amount of such redemption. If a redemption under Section 2.06(d) is not made in full for any reason, notwithstanding the giving of notice pursuant to Section 2.06(d), this Indenture and the obligations of the Issuer hereunder and under the Notes shall continue in full force and effect and, solely in the case of a redemption under Section 2.06(d)(i), no Default or Event of Default shall arise or be deemed to arise by reason thereof.

(iv) Any redemption pursuant to this Section 2.06(d) shall satisfy pro tanto the Issuer’s obligations in relation to the applicable Global Note (or Tranche thereof, in the case of any redemption of a Tranche pursuant to Section 2.06(d)(i) or 2.06(d)(ii)).

(v) Any redemption of one or more Tranches of any Global Note pursuant to this Section 2.06(d)(i) or 2.06(d)(ii) shall be applied to the applicable Tranches and be applied to the remaining principal installments of such Global Note pro rata. In connection with any mandatory redemption of a Global Note pursuant to Section 2.06(d)(ii), if the Issuer fails to redeem the Global Note or Tranche thereof, as applicable, in full, such partial redemption shall be applied to the remaining principal installments of the relevant Tranche or Tranches of such Global Note in inverse chronological order of their maturities.

(vi) Any amount redeemed under this Indenture may not be reissued.

(vii) Notice of redemption shall be given by the Indenture Trustee to each Holder of any Global Note to be redeemed, as soon as reasonably practicable, at the address appearing in the Register.

(viii) Following any redemption of any Tranche of a Global Note in full, Annex A to such Note shall be amended such that each installment payable on a Payment Date is equal to the sum of the Tranches for such Note that have not been redeemed. Thereafter, all payments of principal and interest under such Note shall be made in accordance with Annex A to such Note, as so amended.

(e) Transfer of Beneficial Interests in and Exchanges of the Global Notes. The transfer of Beneficial Interests in a Global Note shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures of the Depositary therefor. A Global Note may not be exchanged for another Note other than as provided in Section 2.07(b) and Section 2.10 hereof.

[Indenture]

Section 2.07. Definitive Notes.

(a) Issuance. Each Global Note shall only be transferred in the circumstances described in this Indenture. Each Global Note may be exchanged by the Issuer for a Definitive Note in definitive fully registered form without interest coupons bearing the same interest rate as the Global Note being exchanged and issued to the Indenture Trustee as custodian and agent for the Beneficial Owners, rather than Cede & Co., if (i) the Depositary advises the Indenture Trustee in writing that the Depositary is no longer willing or able to properly discharge its responsibilities as depositary and the Issuer (directed solely by Lessee) is unable to appoint a successor depositary acceptable to the Indenture Trustee (acting reasonably) within ninety (90) days of such notice or (ii) after the occurrence of an Event of Default with respect to a Global Note, the Indenture Trustee has assigned such Global Note to Ex-Im Bank in connection with and as a condition to its demand for payment under the Ex-Im Bank Guarantee and Ex-Im Bank has requested the issuance of a Definitive Note. The Indenture Trustee will promptly notify the Lessee, the Issuer and Ex-Im Bank of the receipt of any notice by the Depositary described in part (i) of this Section 2.07(a). Neither the Issuer nor the Indenture Trustee shall be liable if the Indenture Trustee or the Issuer is unable to appoint a successor Depositary. For the avoidance of doubt, the payment and redemption terms of this Indenture applicable to each Global Note shall equally apply to any Definitive Note issued in exchange therefor as provided herein. The Beneficial Interests in any Definitive Note will be in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except that one Beneficial Interest may be in a different denomination.

(b) Exchange.

(i) Upon the occurrence of any of the events specified in Section 2.07(a) hereof, the Indenture Trustee shall request and, upon receipt of written notice and a list from the Depositary of the Depositary Participants who are, or who act on behalf of, the Beneficial Owners of each applicable Global Note, shall be required to notify, at the expense of the Issuer, each Depositary Participant on such list of the issuance of a Definitive Note representing such Global Note, and/or of its assignment of such Global Note to Ex-Im Bank in connection with and as a condition to its demand for payment under the Ex-Im Bank Guarantee.

(ii) If a Global Note is to be exchanged for a Definitive Note under the circumstances described in Section 2.07(a)(i) hereof (A) the Issuer shall promptly after receiving written notice thereof and request therefor from the Indenture Trustee, execute and deliver (x) if a Fixed Rate Global Note is being exchanged, a Fixed Rate Definitive Note or (y) if a Floating Rate Global Note is being exchanged, a Floating Rate Definitive Note, and in each case, the Indenture Trustee shall authenticate such Definitive Note, (B) the Indenture Trustee shall deliver such Global Note to Ex-Im Bank for cancellation of the Guarantee Legend thereon, together with a Request for Guarantee Legend accompanied by the Definitive Note of the Issuer, and (C) on and subject to the terms and conditions of Section 2.07 hereof and the Ex-Im Bank Guarantee, Ex-Im Bank shall endorse its Guarantee Legend on such Definitive Note in the form provided in the Ex-Im Bank Guarantee, and return the same to the Indenture Trustee together with such Global Note with its Guarantee Legend thereon cancelled. Upon its receipt thereof, the

[Indenture]

Indenture Trustee shall cancel such Global Note and promptly thereafter return the same to the Issuer. Each Definitive Note so endorsed shall (I) be registered in the name of the Indenture Trustee until a replacement Depositary is appointed or such Note has been assigned to Ex-Im Bank, (II) be dated the applicable date of issuance, (III) be in a principal amount equal to the Outstanding Amount of the correspondingly surrendered Global Note as of the date of issuance of such Definitive Note and be payable as to principal and interest in accordance with its terms and the provisions of this Indenture, including, without limitation, Sections 2.06(b) and (c) as if such Note were a Global Note, (IV) have a final maturity date equal to the correspondingly surrendered Global Note, (V) bear interest at the Applicable Rate for the corresponding Global Note as provided therein and in Section 2.06(c) hereof, (VI) be subject to redemption in accordance with Section 2.06(d) as if such Note were a Global Note and (VII) be otherwise issued and completed in conformity with the terms of this Indenture. Upon the issuance of a Definitive Note, the applicable Beneficial Owners shall be deemed to have appointed and instructed the Indenture Trustee in whose name the Definitive Note representing the related Global Note shall have been issued to act as custodian and agent for the Depositary Participants who are, or who act on behalf of, the Beneficial Owners and to accept delivery of such Definitive Note on behalf of such Depositary Participants, to act as custodian and agent of such Definitive Note for such Depositary Participants who are, or who act on behalf of, the Beneficial Owners and to make demands for payment thereof against the Issuer, the Lessee and Ex-Im Bank as set forth in this Indenture, the Ex-Im Bank Guarantee and the other Operative Documents. Neither Depositary Participants nor Beneficial Owners will be entitled to physical delivery of any Definitive Note and each Definitive Note will at all times, unless delivered to Ex-Im Bank in connection with a demand for payment under the Ex-Im Bank Guarantee, be in the possession of the Indenture Trustee as custodian and agent for Depositary Participants who are, or who act on behalf of, Beneficial Owners. The Indenture Trustee may from time to time establish in its discretion such rules and procedures relating to the rights of Depositary Participants or Beneficial Owners of the Definitive Notes as it may see fit in its sole discretion (and such rules and procedures shall be the Indenture Trustee’s procedures in its capacity as agent and custodian, the “Indenture Trustee’s Procedures”), including a decision to allow only Depositary Participants to be treated as if they were the Holders of the Definitive Notes or interests in the Definitive Notes or to treat Beneficial Owners as if they were the Holders of the Definitive Notes and, in any such case, accord such Depositary Participants or Beneficial Owners the same rights and obligations that Holders of the Definitive Notes have under the Indenture.

(iii) Following the assignment of a Global Note to Ex-Im Bank under the Ex-Im Bank Guarantee, Ex-Im Bank as the new Holder shall have the right to exchange such Global Note for one or more Definitive Notes registered in its name. If it shall elect to exercise such right, Ex-Im Bank shall so notify the Lessee, the Issuer and the Indenture Trustee and thereupon (A) the Issuer shall promptly after receiving written notice of such election, execute and deliver to the Indenture Trustee (x) if a Fixed Rate Global Note is being exchanged, a Fixed Rate Definitive Note or (y) if a Floating Rate Global Note is being exchanged, a Floating Rate Definitive Note and upon its receipt, the Indenture Trustee shall authenticate such Definitive Note or Notes and deliver such Definitive Note or Notes to Ex-Im Bank, (B) the Registrar shall register such Definitive

[Indenture]

Note in the Register in the name of Ex-Im Bank, and (C) Ex-Im Bank shall surrender the related Global Note (with its Guarantee Legend thereon cancelled) to the Indenture Trustee, and upon its receipt thereof, the Indenture Trustee shall cancel such Global Note and return the same to the Issuer.

(iv) Following the issuance of any Definitive Note as provided in this Section 2.07, the Indenture Trustee shall recognize the Person in whose name the Definitive Note is registered in the Register as the Holder thereof.

Section 2.08. Use of Proceeds. The Issuer will apply the proceeds of the Bank Note to be issued on each Issuance Date pursuant to Section 2.02(a) hereof solely and exclusively towards (x) financing the purchase of the Aircraft to be financed on such Issuance Date and (y) reimbursement of the payment of the related ASU Premium; provided, however, that the failure of the Issuer to comply with this Section 2.08 shall not prejudice the rights of the Security Trustee, Ex-Im Bank, the Indenture Trustee, the Guaranteed Lenders and the Noteholders or any of them under this Indenture or any other Operative Document.

Section 2.09. Cancellation of the Notes. No Note may be cancelled under this Indenture unless and until the Guarantee Legend thereon has been cancelled. The Indenture Trustee shall cancel any such Note in accordance with its customary practices in effect from time to time. The Issuer may not issue a new Note to replace a Note that it has redeemed, paid or delivered to the Indenture Trustee for cancellation except as otherwise expressly provided in this Indenture.

Section 2.10. Mutilated, Destroyed, Lost or Stolen Notes.

(a) If any Note shall become mutilated, destroyed, lost or stolen, the Issuer shall, upon the written request of the Indenture Trustee, acting on behalf of the Holders thereof, or the Guaranteed Lenders, as applicable, and presentation of such Note or satisfactory evidence of destruction, loss or theft thereof to Ex-Im Bank, issue a substitute Note, and upon the delivery thereof to Indenture Trustee, the Indenture Trustee shall authenticate and deliver as applicable in exchange therefor or in replacement thereof, such Note, payable to the Indenture Trustee (or Ex-Im Bank in the case of a Definitive Note issued to Ex-Im Bank) in the same principal amount, of the same maturity, with the same payment schedule(s), bearing the same interest rate and dated the date of its authentication. The Indenture Trustee shall thereupon request Ex-Im Bank to endorse its Guarantee Legend thereon in accordance with the provisions of the Ex-Im Bank Guarantee. If the Note being replaced has become mutilated, such Note shall be surrendered to Ex-Im Bank for cancellation of its Guarantee Legend thereon, and thereupon delivered by Ex-Im Bank to the Indenture Trustee for cancellation hereunder. Upon its receipt thereof, the Indenture Trustee shall cancel any such Note and promptly thereafter return the same to the Issuer. If the Note being replaced has been destroyed, lost or stolen, the Indenture Trustee, as Holder thereof, shall furnish to the Lessee, the Issuer and Ex-Im Bank (a) such security or indemnity as may be required by them to save the Lessee, the Issuer and Ex-Im Bank harmless from any actual loss on the purportedly destroyed, lost or stolen Note and (b) evidence satisfactory to the Lessee, the Issuer and Ex-Im Bank of the destruction, loss or theft of such Note and of the ownership thereof, together with an officer’s certificate of the Issuer certifying and warranting as to the due authorization, execution and delivery of such new Note, and (if requested by Ex-Im Bank in its

[Indenture]

reasonable discretion) an opinion of the Issuer’s counsel (at the expense of the Lessee or, if such Note is mutilated, lost, stolen or destroyed by reason of gross negligence or willful misconduct of the Indenture Trustee at the expense of the Indenture Trustee, in its individual capacity) as to the due authorization, execution and delivery of such new Note, and the legality, validity, binding nature and enforceability thereof. The Guaranteed Lenders or the Holder(s), as applicable, will be required to pay any tax or other governmental charge imposed in connection with such exchange or replacement and any other expenses (including the fees and expenses of the Indenture Trustee and Ex-Im Bank) connected therewith.

(b) In case any mutilated, defaced, destroyed, stolen or lost Note has matured and no default has been made in the payment of principal or interest, the Issuer shall, or if such Note is about to mature, the Issuer may, pay or authorize the payment of the same (without surrender thereof but otherwise in accordance with Section 3.01) instead of issuing a substitute Note, provided security or indemnity is furnished as required in Section 2.10(a).

(c) Every substitute Note issued pursuant to the provisions of this Section 2.10 by virtue of the fact that any Note is mutilated, defaced, destroyed, stolen or lost shall constitute an additional contractual obligation of the Issuer, whether or not the mutilated, defaced, destroyed, stolen or lost Note shall at any time be enforceable by any Person, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

Section 2.11. Payments of Transfer Taxes. Upon the transfer of any Definitive Note pursuant to Section 2.12(b) hereof, the Issuer or the Indenture Trustee may require from the party requesting such new Definitive Note payment of a sum to reimburse the Issuer or the Indenture Trustee for, or to provide funds for the payment of, any transfer tax or similar governmental charge payable in connection therewith.

Section 2.12. Registrar and Paying Agent.

(a) Register. The Issuer hereby appoints the Indenture Trustee (who hereby accepts such appointment) for the purpose of maintaining (i) its office or agency in the location referenced in Section 11.02(a) hereof where Notes may be presented or surrendered for registration of transfer or for exchange (the “Registrar”), (ii) its office or agency in the location referenced in Section 11.02(a) hereof, where Notes of any type may, to the extent required hereunder, be presented for payment (the “Paying Agent”) and (iii) an office or agency where notices and demands in respect of the payment of the Notes may be served. The Indenture Trustee shall keep a register of each Note, which register shall include (w) the name and address of each current and previous Holder of such Note, (x) each Guaranteed Lender’s interest in a Bank Note and each Holder’s interest in a Definitive Note, (y) the date of any transfer or assignment of any of the Holders’ or Guaranteed Lenders’ interest in a Note or Holder’s interest in a Definitive Note and the amount of such transfer or assignment, and (z) the date and amount of each payment made by or on behalf of the Issuer in respect of the Notes (the “Register”). The Indenture Trustee will keep the Register at its offices and otherwise in compliance with the terms of Section 5.01 of the Ex-Im Bank Guarantee and shall deliver a copy thereof to Ex-Im Bank as and to the extent required by said Section 5.01. Written notice of any change of location of such office or agency shall be given by the Indenture Trustee to the Issuer, Ex-Im Bank, the Lessee,

[Indenture]

the Holders and the Guaranteed Lenders. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Indenture Trustee, who shall act as the Registrar.

(b) Transfer of Notes and Beneficial Interests in Notes. A Guaranteed Lender or a Holder, as the case may be, may only transfer a Note in accordance with Section 2.04, 2.05 or 2.07(b) hereof. A Guaranteed Lender or Depositary Participant holding a beneficial interest in a Definitive Note may transfer its beneficial interest in a Note only by written request to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. Any request to transfer a Bank Note shall be accompanied by a transfer certificate substantially in the form of Schedule 9 or Schedule 10 hereto as applicable. No transfer by a Guaranteed Lender or a Depositary Participant holding a beneficial interest in a Definitive Note (whether or not with the consent of the Issuer) of any interest in this Indenture or the Notes or in the rights to receive any payments hereunder or thereunder (other than any transfer to Ex-Im Bank) shall be effective unless a book entry of such transfer is made upon the Register and such transfer is effected in compliance with the terms of this Indenture. No such transfer (other than to Ex-Im Bank) shall be effective until, and such transferee shall succeed to the rights of the transferor Guaranteed Lender or Depositary Participant, as the case may be, only upon final acceptance and entry by the Registrar into the Register of the transfer pursuant hereto. In the case of a transfer to Ex-Im Bank, such transfer shall be effective upon the execution by the Indenture Trustee of an assignment in the form of Annex C to the Ex-Im Bank Guarantee. The Indenture Trustee’s execution of an assignment in the form of Annex C to the Ex-Im Bank Guarantee shall serve as notice to the Registrar of such transfer (which transfer the Registrar shall be required to note in the Register). Prior to the entry into the Register of any transfer by the transferring Guaranteed Lender or Depositary Participant holding a beneficial interest in a Definitive Note as provided above, the Issuer, the Indenture Trustee and each other Person shall be entitled to deem and treat each Person reflected in the Register as owner of a portion of this Indenture or the Notes, or the rights to receive any payments hereunder or thereunder as the owner thereof for all purposes. The Issuer agrees that the Register shall be conclusive and binding on the Issuer absent manifest error. The Issuer irrevocably instructs the Registrar to enter into the Register any such transfer if all of the requirements set forth in this Indenture for an effective transfer by a Guaranteed Lender or a Depositary Participant holding a beneficial interest in a Definitive Note of any interest in the Notes shall then have been satisfied. The Indenture Trustee shall promptly notify the Issuer and the Lessee of each request for a registration of transfer of a beneficial interest in a Note. Neither the Issuer nor the Registrar shall be required to register the transfer of any beneficial interest in a Note as above provided during the fifteen (15) day period preceding the Final Maturity Date of any such Note or during the period after the first mailing of any notice of redemption of Notes to be redeemed. Further, neither the Issuer nor the Registrar shall be required to register the transfer of any beneficial interest in any Notes that have been selected, called or are being called for redemption except, in the case of any Notes where notice has been given that such Notes are to be redeemed in part, the portion thereof not so to be redeemed. Anything in this Section 2.12(b) to the contrary notwithstanding, the Registrar shall be obligated to and shall register any exchange of (i) any Floating Rate Bank Notes for Fixed Rate Bank Notes upon satisfaction of the conditions specified in Section 2.04, (ii) any Floating Rate Bank Note for a Global Note upon satisfaction of

[Indenture]

the conditions specified in Section 2.06 hereof and (iii) a Global Note for a Definitive Note upon satisfaction of the conditions specified in Section 2.07(b) hereof.

(c) Payment Certificate. In the event any Payment Certificate is issued under the Ex-Im Bank Guarantee in respect of any Fixed Rate Global Note and/or any Fixed Rate Definitive Note, the provisions of this Section 2.12 shall apply equally to the Payment Certificate in respect thereof.

Section 2.13. Statements to Holders.

(a) Method of Notice. Following each Payment Date and any other date specified in this Indenture for distribution of any payments with respect to the Notes (including on any Payment Certificate issued under the Ex-Im Bank Guarantee in respect thereof), the Indenture Trustee shall cause notice thereof to be given (i) with respect to any Bank Note, by written notice to the Guaranteed Lenders at the addresses provided pursuant to Section 11.02(a) hereof for the Guaranteed Lenders or such other address as shall be provided to the Indenture Trustee in accordance with the provisions thereof, (ii) so long as any Global Note is registered in the name of the Depositary, by delivery of the relevant notice to the Depositary for communication by it to the Beneficial Owners in accordance with its Applicable Procedures, and (iii) with respect to any Definitive Note, by written notice to the Holder (and, if not Ex-Im Bank, for communication by it to the Beneficial Owners of the Definitive Notes in accordance with the Indenture Trustee’s Procedures) at such address as the Holder thereof may so specify in writing to the Indenture Trustee in accordance with the provisions of Section 11.02(a) or Section 11.02(b) hereof.

(b) Alternative Method of Notice. The Indenture Trustee shall be at liberty to sanction some other method of giving notice to the Guaranteed Lenders or the Holders of any Notes if, in its opinion, such other method is reasonable, having regard to the number and identity of the Guaranteed Lenders or the Holders of such Notes and/or to market practice then prevailing, is in the best interests of the Guaranteed Lenders or the Holders of such Notes, and any such notice shall be deemed to have been given on such date as the Indenture Trustee may approve; provided that notice of such method is given to the Guaranteed Lenders or the Holders of such Notes, as applicable, in such manner as the Indenture Trustee shall require.

Section 2.14. CUSIP Numbers. The Issuer in issuing any Global Note (or any Definitive Note issued in exchange therefor as provided in Section 2.07) may use “CUSIP” or other identification numbers (if then generally in use) to identify such Notes and the Ex-Im Bank Guarantee and Payment Certificate (if any), and if so, the Indenture Trustee shall use CUSIP numbers or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders thereof; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on any such Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on such Notes; provided further, that failure to use “CUSIP” or other identification numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

[Indenture]

Section 2.15. Authentication. All Notes (whether a Global Note, a Bank Note, a Definitive Note or any Note issued in exchange therefor) shall, upon written request of the Issuer, be authenticated on behalf of the Indenture Trustee by any Responsible Officer of the Indenture Trustee by manual signature of a certificate of authentication substantially in the form provided in the schedules hereto, and no Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless it shall have been so authenticated by or on behalf of the Indenture Trustee and any such signature shall be conclusive evidence that such Note has been duly authenticated and delivered under this Indenture.

Section 2.16. Persons Deemed Owners. Prior to due presentation of a Note for registration of transfer or exchange, the Lessee, the Issuer, Ex-Im Bank, the Indenture Trustee, the Registrar and the Paying Agent shall treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments as provided in this Indenture and for all other purposes whatsoever, and neither the Issuer, the Lessee, Ex-Im Bank, the Indenture Trustee, the Registrar nor the Paying Agent shall be affected by nor rely upon any notice to the contrary. The Issuer, Ex-Im Bank or the Indenture Trustee may request, accept and rely on a certificate signed by or on behalf of the Depositary to the effect that at any particular time or throughout any particular period any particular person is, was or will be shown in its records as entitled to receive a particular payment in respect of any Global Note.

Section 2.17. Appointment of Custodian. The Issuer and the Holder of each Global Note hereby appoints the Indenture Trustee as, and the Indenture Trustee hereby accepts its appointment as, custodian for each Global Note and each Definitive Note.

ARTICLE III

PAYMENTS; APPLICATION; BUSINESS DAYS

Section 3.01. Payment by Issuer.

(a) Time. All payments of principal, interest and other amounts to be made by the Issuer under any Note (other than to Ex-Im Bank) shall be made in Dollars, in immediately available funds, without deduction, set off or counterclaim, to the account of the Indenture Trustee at Wilmington Trust Company, Attn: Corporate Trust Administration, ABA No. 0311 00092, Account No. 100872-000 (Reference: Atlas Air, Inc.) (or such other account in the continental United States as the Indenture Trustee may designate, in writing, by not less than ten (10) Business Days’ notice to the Lessee and Ex-Im Bank), not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). With respect to any amounts due to Ex-Im Bank, all payments shall be made at the Federal Reserve Bank of New York for credit to Ex-Im Bank’s account: Bank: TREAS NYC/CTR/U.S. Treasury Department, Bank Routing #: 021030004, Beneficiary Account: 4984 Beneficiary Name: EXPORT-IMPORT BANK REF: Ex-Im Bank Guarantee No. AP086438XX (Atlas Air, Inc.).

[Indenture]

(b) Calculation of Interest. Interest on the Notes (other than scheduled interest on a Fixed Rate Note), including Post-Default Rate interest shall be computed on the basis of a year of 360 days and the actual number of days elapsed, including the first day but excluding the last day, and scheduled interest on the Fixed Rate Notes shall be computed on the basis of a year of 360 days and twelve (12) thirty-day months. All percentages resulting from any calculation of the Applicable Rate will be rounded to four decimal points (e.g., 6.87645% (or .0687645) would be rounded to 6.8765% (or .068765)), and all dollar amounts used in or resulting from the calculation of interest on any Note will be rounded to the nearest cent (with one-half cent being rounded upward).

(c) Method. Each payment received by the Indenture Trustee hereunder for account of the Guaranteed Lenders (other than Ex-Im Bank) or a Noteholder (other than Ex-Im Bank) shall be paid promptly, in immediately available funds, (i) in the case of any Bank Note, to the Guaranteed Lenders by wire transfer, or as otherwise instructed by the Guaranteed Lenders, to the account of the Guaranteed Lender at Apple Bank for Savings, New York, ABA No. 226-070-584, Account Name: Undistributed Receivable, Account No. 2380982010, Ref: Loan 99041 – Atlas MSN#            , or such other account as such Guaranteed Lenders shall specify in writing to the Indenture Trustee, (ii) in the case of any Global Note, to the Depositary by wire transfer, or as otherwise instructed by the Depositary, to such account as the Depositary shall specify in writing to the Indenture Trustee and (iii) in the case of any Definitive Note, to each Beneficial Owner of record of such Definitive Note as of the applicable Record Date (in the case of any Definitive Note registered in the name of the Indenture Trustee) or to the Holder of record of such Definitive Note as of the applicable Record Date (in the case of a Definitive Note otherwise registered) by check mailed to such Beneficial Owners or Holders, as the case may be, at their addresses appearing in the Register. Alternatively, the Holders of a Definitive Note having an aggregate principal amount of not less than $1,000,000, upon application in writing to the Indenture Trustee, not later than the applicable Record Date, may have such payment made by wire transfer to an account designated by such Holder at a financial institution in the continental United States. In the event and to the extent receipt of any payment is not confirmed by the Indenture Trustee by 1:00 p.m. (New York City time), distribution thereof shall be made on the Business Day following the Business Day such payment is received. Payments received (if any) by the Indenture Trustee for the account of Ex-Im Bank before 11:00 a.m. (New York time) at any place of payment for Ex-Im Bank shall be remitted to Ex-Im Bank on that same day and any payments received after 11:00 a.m. (New York time) shall be remitted on the following Business Day.

(d) Any amount required to be paid by the Issuer under a Note shall be deemed to have been paid when such amount is received by the Indenture Trustee at the account set forth in this Section 3.01.

Section 3.02. Application of Receipts.

(a) All payments by the Issuer hereunder or under any Note shall, except as otherwise expressly provided herein or in Section 9 of the Intercreditor Agreement or as otherwise required under Section 5.04 of the Ex-Im Bank Guarantee, be made to the Indenture Trustee and shall be allocated towards principal, interest and/or other sums owing hereunder in the following order:

[Indenture]

(1) First, in or towards payment of all interest due on such Note pursuant to Section 2.02(c)(ii) or Section 2.06(c)(ii) hereof, as applicable, which is accrued, due and unpaid, but only to the extent such amounts are included in the Guaranteed Amount;

(2) Second, in or towards payment of all ASU Commitment Fees or Premium Holding Fees, as the case may be, the related ASU Premium and all other amounts due to Ex-Im Bank hereunder or under such Note (including, without limitation, all interest amounts due pursuant to Section 2.02(c) or Section 2.06(c) hereof, as applicable) and the other Operative Documents which are accrued, due and unpaid and which are not otherwise provided for under clause “First” or “Third” of this Section 3.02(a);

(3) Third, in or towards payment of all interest due on such Note pursuant to Section 2.02(c)(i) or Section 2.06(c)(i) hereof, as applicable, which is accrued, due and unpaid;

(4) Fourth, in or towards payment of all amounts of principal payable on such Note hereunder which is due and unpaid; and

(5) Fifth, on a pro rata basis, in or towards payment of all other amounts, including any fees and expenses payable hereunder which are due and unpaid and not otherwise provided for under this Section 3.02(a).

(b) Any sum received from Ex-Im Bank under the Ex-Im Bank Guarantee (including any Payment Certificate issued thereunder) in respect of the principal of or interest on any Note shall be applied by the Indenture Trustee to the installment of principal and/or interest (including under such Payment Certificate) in respect of which such sum shall have been so received in the manner provided in Section 3.01(c)(i), (ii) or (iii), as applicable.

Section 3.03. Business Days. Whenever any payment (other than of principal of a Note or interest thereon) shall become due on a day which is not a Business Day, or if any such payment is payable on demand and demand is made on a Business Day outside of normal banking hours of the recipient of such demand, the due date for such payment shall be the next succeeding Business Day and if such payment includes any payment of interest the amount of interest payable shall be adjusted accordingly.

Section 3.04. Certificate Conclusive and Binding. Where any provision of this Indenture provides that a Guaranteed Lender, a Holder, the Indenture Trustee, the Calculation Agent, Ex-Im Bank or the Security Trustee may certify or determine an amount or rate payable by the Issuer, a certificate by such Guaranteed Lender, such Holder, the Indenture Trustee, the Calculation Agent, Ex-Im Bank or the Security Trustee as to such amount or rate and specifying in reasonable detail the basis of computation of the relevant amount, shall be conclusive and binding on the Issuer in the absence of manifest error.

[Indenture]

ARTICLE IV

TAXES; INDEMNITY; ADDITIONAL AMOUNTS

Section 4.01. Taxes; Indemnities. Without duplication of any indemnity due under Section 10 of the Participation Agreement or under the Issuer Indemnity Agreement, the Issuer covenants and agrees that, whether or not any Note is issued hereunder: (a) all payments by the Issuer to Ex-Im Bank, the Indenture Trustee, any Guaranteed Lender or any Noteholder (each, an “Indemnitee”) under or in respect of this Indenture or any Note, including amounts payable under clause (b) of this sentence, shall be made free and clear of and without reduction by reason of any Taxes, all of which will be paid by the Issuer to the appropriate taxing authority at the time and in the manner prescribed by Applicable Law; (b) in the event that the Issuer or the Indenture Trustee is required by Applicable Law to deduct or withhold any Taxes from any amounts payable to an Indemnitee on, under or in respect of this Indenture or any Note, the Issuer shall pay, on demand of an Indemnitee, to such Indemnitee, such additional amount or amounts as may be required in order that the amount received after deduction or withholding shall equal the full amount stated to be payable under this Indenture or such Note, as applicable, as if such deduction or withholding had not been required; (c) the Issuer shall promptly furnish to the relevant Indemnitee satisfactory official tax receipts in respect of any payment of Taxes; and (d) the covenants and agreements of the Issuer under this Section 4.01 shall survive the repayment of the Notes. Without prejudice to the obligations of the Issuer under the foregoing sentence, in the event and to the extent that the Issuer is required by Applicable Law to deduct or withhold any Tax from any payment due hereunder to an Indemnitee in respect of this Indenture or any Note, then the Issuer agrees to withhold from each such payment due hereunder such withholding Taxes at the appropriate rate, and will, on a timely basis and in the manner required by Applicable Law, deposit such amounts with an authorized depositary or other relevant Government Body and make such reports, filings and other reports in connection therewith. The Issuer shall promptly furnish to the relevant Indemnitee (but in no event later than the date thirty (30) days after the due date thereof) the completed relevant form or forms and/or official tax receipts indicating the payment in full of any Tax withheld from any payments by the Issuer for account of the relevant Indemnitee, together with all such other information and documents reasonably requested by the relevant Indemnitee’s counsel. If the Issuer fails to pay any such Taxes when due or fails to remit to an Indemnitee the required receipts or other required documentary evidence, the Issuer shall indemnify and reimburse on demand such Indemnitee on an After Tax Basis for any Taxes, interest, additions, fines or penalties that may become payable as a result of any such failure.

Section 4.02. Grossing Up of Indemnity Provisions. Where in this Indenture the Issuer has an obligation to indemnify or reimburse an Indemnitee in respect of any loss or payment (including, without limitation, obligations of the Issuer to make a payment to or reimburse an Indemnitee in respect of Taxes, expenses or indemnities) the amount payable shall include the amount necessary to hold such Indemnitee harmless on an After-Tax Basis (computed by taking into account the credit or deduction with respect to such loss or payment available to such Indemnitee in its reasonable determination without such Indemnitee being under any obligation to utilize any credit or deduction for any particular purpose), so as to leave such Indemnitee in the same after-tax position as it would have been in had the indemnity or reimbursement payment made to such Indemnitee not given rise to any liability for any Tax.

[Indenture]

Section 4.03. Definitions. The terms “Tax” and “Taxes” as used in this Article IV shall have the meaning given to such terms in Appendix A hereto; provided, however, that other than with respect to an obligation to gross-up indemnities and any other payments on an After-Tax Basis, the terms “Tax” and “Taxes” shall not include any Tax imposed by the jurisdiction in which an Indemnitee is incorporated or, in the case of a Guaranteed Lender, in which the Guaranteed Lender’s Lending Office is located, in each case that is measured by or based on the overall net income, profits or gains howsoever computed of an Indemnitee.

Section 4.04. Survival. Notwithstanding anything to the contrary contained herein, the agreements in this Article IV shall survive the termination or cancellation of this Indenture and the payment of the Notes and all other amounts due hereunder.

ARTICLE V

COVENANTS

The covenants and agreements of the Issuer set forth in Section 9 of the Participation Agreement are hereby incorporated herein by reference thereto as fully and to the same extent as if set forth in full herein.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01. Events of Default. The following events shall constitute “Events of Default” hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or Government Body in the United States or any other jurisdiction, or the administration or interpretation thereof) and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied by or on behalf of the Issuer or waived by the Instructing Group:

(a) the Issuer shall fail to pay when due any principal of or interest on any Note (including for this purpose any additional amounts required to be paid under Article IV hereof) in the manner provided herein and such failure shall continue unremedied for three (3) Business Days; provided that this grace period shall not be applicable to more than one scheduled payment during any twelve (12) month period;

(b) the Issuer shall fail to pay when due any other amount payable (whether at stated maturity, by acceleration or otherwise) by it to the Indenture Trustee, the Security Trustee, Ex-Im Bank, any Guaranteed Lender or any Noteholder hereunder or under any other Operative Document to which it is a party, and such failure shall continue unremedied for five (5) Business Days after demand for payment has been given by the Security Trustee, any Guaranteed Lender, the Indenture Trustee or Ex-Im Bank to the Issuer;

(c) any representation, warranty or certification made or deemed made by the Issuer herein or in any other Operative Document to which it is a party or any certificate furnished to the Indenture Trustee, Ex-Im Bank, any Guaranteed Lender or the Security Trustee

[Indenture]

pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished;

(d) the Issuer shall fail to perform, in any material respect, any of its obligations, covenants or agreements under this Indenture or any other Operative Document to which it is a party (and not constituting an Event of Default under any other clause of this Section 6.01), and, if capable of being remedied, such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) the Issuer obtaining actual knowledge of such failure or (ii) notice thereof being given to the Issuer by the Security Trustee, the Indenture Trustee, Ex-Im Bank or any Guaranteed Lender;

(e) any of the Security Documents to which Issuer is a party ceases or shall cease to constitute a duly perfected and enforceable security interest over the Collateral referred to therein free and clear of all Liens (other than Permitted Liens);

(f) the Issuer shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

(g) the Issuer shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the bankruptcy law of the relevant jurisdiction, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the bankruptcy law of the relevant jurisdiction, or (vi) take any limited liability company action for the purpose of effecting any of the foregoing;

(h) a proceeding or case shall be commenced, without the application or consent of the Issuer, in any court of competent jurisdiction seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Issuer or for all or any substantial part of its assets, or (iii) similar relief in respect of the Issuer under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for a period of sixty (60) or more days; or an order for relief against the Issuer shall be entered in an involuntary case under the bankruptcy law of the relevant jurisdiction and such order shall remain in effect, undismissed, unstayed or unvacated for a period of sixty (60) or more days;

(i) any Lease Event of Default shall occur and be continuing;

(j) any Government Body (i) shall have condemned, seized or appropriated all or substantially all of the property of the Issuer or (ii) shall have taken any other action which, in the opinion of Ex-Im Bank, adversely affects the Issuer’s ability to pay any Indebtedness hereunder;

[Indenture]

(k) a judgment for the payment of money in excess of $50,000 shall be rendered against the Issuer and the same shall remain undischarged for a period of thirty (30) calendar days during which neither execution of such judgment shall be effectively stayed nor adequate bonding fully covering such judgment shall exist;

(l) the Issuer shall do or cause to be done any act or thing evidencing or establishing its intention to repudiate this Indenture, any Note or any other Operative Document to which it is a party;

(m) Lessor Parent shall cease to hold good legal title to all of the Membership Interests of the Issuer subject only to the Lien of the Membership Interest Pledge Agreement; and/or

(n) there shall have occurred and be continuing an “event of default” under any Related Operative Document or Other Operative Document.

Section 6.02. Remedies. Upon the occurrence of any Event of Default and so long as such Event of Default is continuing, (i) the Instructing Group may, by notice to the Issuer and Lessee (unless such notice is prohibited by Applicable Law), cancel the Guaranteed Lenders’ commitment to purchase any Bank Note and/or declare the aggregate principal amount then outstanding of, and the accrued and unpaid interest on, any or all of the Notes and all other amounts payable by the Issuer hereunder and under the other Operative Documents (including, without limitation, any amount payable under the Issuer Indemnity Agreement) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand (except as aforesaid), protest or other formalities of any kind, all of which are hereby expressly waived by the Issuer and (ii) in the case of the occurrence of an Event of Default referred to in clause (f), (g) or (h) of Section 6.01 hereof with respect to the Issuer or any Event of Default under Section 13(g)-(k) (inclusive) of the Lease with respect to the Lessee, the Guaranteed Lenders’ commitment to purchase any Bank Note shall automatically be cancelled and the aggregate principal amount then outstanding of, and the accrued and unpaid interest on, all of the Notes and all other amounts payable by the Issuer hereunder and under the other Operative Documents (including, without limitation, any amount payable under the Issuer Indemnity Agreement) shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Issuer (unless, subsequent to such automatic acceleration, such automatic acceleration is waived by the Instructing Group). In addition, upon the acceleration of any or all of the Global Notes or Definitive Notes, the Issuer shall pay to the Indenture Trustee for the account of the Noteholders (other than Ex-Im Bank) the Make-Whole Amount (if any) or the Prepayment Premium (if any), as applicable, in respect of the principal amount of any such Note or Notes that is either not covered by a Payment Certificate or shall not be paid (or was not paid) by Ex-Im Bank pursuant to the Accelerated Payment Method (as defined in the Ex-Im Bank Guarantee), as applicable. If (x) Ex-Im Bank as the Instructing Group shall have accelerated the Notes hereunder and (y) a claim shall be made on Ex-Im Bank under the Ex-Im Bank Guarantee and Ex-Im Bank shall have issued a Payment Certificate, then, upon demand by Ex-Im Bank, the Issuer shall pay to Ex-Im Bank the Ex-Im Bank Make-Whole Amount, if any.

[Indenture]

ARTICLE VII

THE INDENTURE TRUSTEE

Section 7.01. Notice of Defaults.

(a) As promptly as practicable, and in any event within ten (10) Business Days, after either (i) the occurrence of an Event of Default under Section 6.01(a) hereof of which the Indenture Trustee has actual knowledge or (ii) a Responsible Officer of the Indenture Trustee has received written notice from the Issuer, Ex-Im Bank or any Noteholder or Guaranteed Lender of the occurrence of any other Event of Default hereunder, the Indenture Trustee shall give notice of such Event of Default to the Issuer, the Lessee, the Noteholders, the Guaranteed Lenders and Ex-Im Bank.

(b) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee.

(c) In the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof or thereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, and shall promptly notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Indenture Trustee within fifteen (15) days after such notice from the Indenture Trustee, the Indenture Trustee shall so notify the Noteholders and Guaranteed Lenders.

(d) In case an Event of Default known to the Indenture Trustee has occurred and is continuing, the Indenture Trustee shall, prior to the receipt of directions pursuant to this Section, if any, from the Controlling Party (as defined below), exercise such rights and powers vested in it by this Indenture and the other Operative Documents, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Any permissive right of the Indenture Trustee enumerated in this Indenture or any other Operative Document shall not be construed as a duty. In taking or omitting to take any action hereunder, the Indenture Trustee shall be entitled to rely upon, and act in accordance with, the direction of (i) prior to the issuance of any Global Note, the Majority Guaranteed Lenders and (ii) on and after the issuance of any Global Note, the Majority Noteholders (such party being the “Controlling Party”); provided that in taking any action with respect to any Bank Note or amounts owed to the Guaranteed Lenders or any action under or with respect to the Ex-Im Bank Guarantee solely with respect to any Bank Note, the Indenture Trustee shall act in accordance with the direction of the Applicable Majority Guaranteed Lenders for such Bank Note and, in taking any action with respect to any Global Note or Definitive Note or amounts owed to the Noteholders, the Indenture Trustee shall act in accordance with the direction of the Applicable Majority Noteholders for such Global Note or Definitive Note.

[Indenture]

(e) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own grossly negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this subsection shall not be construed to limit the effect of subsection (b) of this Section;

(2) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless the Indenture Trustee was grossly negligent in ascertaining the pertinent facts;

(3) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Noteholders and/or the Majority Guaranteed Lenders, as applicable (or such larger percentage as may be required by the terms hereof) relating to the time, method and place of conducting any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture or any other Operative Document; and

(4) no provision of this Indenture shall be construed as requiring the Indenture Trustee to incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it.

(f) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02. Certain Rights of Indenture Trustee.

(a) The Indenture Trustee may conclusively rely and shall be protected in acting or refraining from acting in good faith in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) Whenever in the administration of this Indenture, the Indenture Trustee shall (in its reasonable opinion) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or gross negligence, negligent failure to act or willful misconduct on its part, rely upon an Officer’s Certificate and an Opinion of Counsel of the Issuer.

(c) The Indenture Trustee may consult with counsel of its choice and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

[Indenture]

(d) The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any other Operative Document at the request or direction of any of the Noteholders or the Guaranteed Lenders pursuant to this Indenture, unless the Noteholders and/or the Guaranteed Lenders, as applicable, shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(e) Subject to Section 7.01(c) hereof, the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document.

(f) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Indenture Trustee shall not be responsible, for any misconduct or negligence on the part of, or for the supervision of, any agent, attorney, custodian or nominee appointed with due care by it hereunder.

(g) The Indenture Trustee shall not be required to expend or risk its own funds in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk is not assured to it.

(h) The Indenture Trustee shall not be personally liable for any action taken or suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or any other Operative Document, unless the Indenture Trustee was grossly negligent, has negligently failed to act, or has willfully misconducted in ascertaining the pertinent facts.

(i) The Indenture Trustee, in its capacity as Paying Agent and Registrar hereunder, shall have the rights and protections afforded to the Indenture Trustee pursuant to this Article VII (including, without limitation, Sections 7.01(c) and 7.06 hereof).

(j) The Indenture Trustee shall not be charged with knowledge of an Event of Default (other than under Section 6.01(a) hereof) unless a Responsible Officer obtains actual knowledge of such event or the Indenture Trustee receives written notice of such event from the Issuer, Ex-Im Bank or any Noteholder or Guaranteed Lender.

(k) The Indenture Trustee shall execute, deliver and perform the other Operative Documents to which it is a party and shall take such actions as are directed by Ex-Im Bank, the Noteholders, the Guaranteed Lenders, this Indenture or such other Operative Document, in each case, subject to the provisions of this Article VII and the other provisions of this Indenture and such other Operative Documents, as applicable.

(l) Without limiting its rights under bankruptcy law, when the Indenture Trustee incurs expenses or renders services in connection with the insolvency or bankruptcy of any party hereto, such reasonable expenses (including the reasonable fees and expenses of its

[Indenture]

counsel) and the compensation for such services are intended to constitute expenses of administration under any bankruptcy or insolvency law.

Section 7.03. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein shall not be taken as the statements of the Indenture Trustee, and the Indenture Trustee assumes no responsibility for their correctness. Except as set forth in Section 7.11 hereof or as set forth in any certificate of authentication, the Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or any Note.

Section 7.04. May Hold Notes. The Indenture Trustee, the Paying Agent, the Registrar or any of their respective Affiliates or any other agent, in their respective individual or any other capacity, may become the owner or pledgee of a Note and may otherwise deal with the Issuer with the same rights it would have if it were not Indenture Trustee, Paying Agent, Registrar or such other agent.

Section 7.05. Money Held in Trust. Money held by the Indenture Trustee or the Paying Agent in trust hereunder need not be segregated from other funds except to the extent required herein or by law and neither the Indenture Trustee nor the Paying Agent shall have any liability for interest upon any such moneys.

Section 7.06. Indemnity. The Issuer agrees:

(a) to indemnify, or cause to be indemnified, the Indenture Trustee for, and to hold it harmless against, any loss, liability or expense incurred on its part, arising out of or in connection with the acceptance or administration of this trust or the performance of the Operative Documents to which it is a party in accordance with the terms thereof, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties; provided, that the Issuer shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Indenture Trustee. The Indenture Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. This indemnity shall survive the resignation or removal of the Indenture Trustee and the satisfaction and discharge or termination of this Indenture and the other Operative Documents; and

(b) no direction by any Noteholder, the Majority Noteholders, any Guaranteed Lender, the Majority Guaranteed Lenders or the Instructing Group shall affect the right of the Indenture Trustee to collect amounts owed to it under this Indenture.

Section 7.07. Resignation and Removal of Indenture Trustee; Appointment of Successor.

(a) The Indenture Trustee, or any successor Indenture Trustee, may resign at any time without cause by giving at least thirty (30) days’ prior written notice to the Lessee, the Issuer, each Noteholder, each Guaranteed Lender and Ex-Im Bank. Such resignation shall be effective upon the acceptance of the trusteeship by a successor Indenture Trustee eligible under Section 7.08 hereof reasonably satisfactory to Ex-Im Bank and, provided no Material Default or Event of Default shall have occurred and be continuing, the Lessee. Upon receiving such notice of resignation, the Controlling Party shall promptly appoint a successor Indenture Trustee

[Indenture]

eligible under Section 7.08 hereof reasonably satisfactory to the Guaranteed Lenders, so long as any Bank Note is outstanding, Ex-Im Bank and, provided no Material Default or Event of Default shall have occurred and be continuing, the Lessee, by written instrument, in duplicate, one original copy of which shall be delivered to the Indenture Trustee so resigning and one original copy to the successor Indenture Trustee together with notice to the Lessee, the Issuer, each Noteholder, each Guaranteed Lender and Ex-Im Bank, in accordance with Section 11.02 hereof. The Indenture Trustee may be removed (x) by the Majority Noteholders, at any time, with or without cause, or (y) by the Applicable Majority Noteholders or the Applicable Majority Guaranteed Lenders, as applicable, if the Indenture Trustee has not made a claim on Ex-Im Bank under the Ex-Im Bank Guarantee as required by Section 6.02 or Section 7.14 hereof, in each case, by notice delivered to the other Noteholders, the Guaranteed Lenders, the Indenture Trustee, the Lessee, the Issuer and Ex-Im Bank, such removal to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee reasonably satisfactory to the Guaranteed Lenders, so long as any Bank Note is outstanding, Ex-Im Bank and, provided no Material Default or Event of Default shall have occurred and be continuing, the Lessee. In the case of the removal of the Indenture Trustee, the Majority Noteholders, the Applicable Majority Noteholders or the Applicable Majority Guaranteed Lenders, as the case may be, may appoint a successor Indenture Trustee eligible under Section 7.08 hereof and reasonably satisfactory to the Guaranteed Lenders, so long as any Bank Note is outstanding, Ex-Im Bank and, provided no Material Default or Event of Default shall have occurred and be continuing, the Lessee by an instrument signed by the Majority Noteholders, the Applicable Majority Noteholders or the Applicable Majority Guaranteed Lenders, as applicable (whose fees, provided no Event of Default shall have occurred and be continuing shall be reasonably acceptable to the Lessee). If a successor Indenture Trustee shall not have been appointed within (x) thirty (30) calendar days after such notice of resignation or removal or (y) five (5) Business Days after such notice of resignation or removal if a claim is required under and in accordance with Section 2.07 of the Ex-Im Bank Guarantee, the Issuer, the Indenture Trustee, any Guaranteed Lender or any Noteholder may apply to any court of competent jurisdiction to appoint a successor Indenture Trustee eligible under Section 7.08 hereof to act until such time, if any, as a successor shall have been appointed as above provided. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Indenture Trustee and appoint a successor Indenture Trustee meeting the requirements of Section 7.08 hereof, which removal and appointment shall become effective upon written acceptance of appointment by the successor Indenture Trustee as provided in Section 7.09 hereof.

(b) If at any time the Indenture Trustee becomes incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver, conservator, administrator, trustee, custodian liquidator or similar official of the Indenture Trustee or of its property shall be appointed, or any public officer takes charge or control of the Indenture Trustee or of its property or affairs for the purposes of administration, conservatorship or liquidation, then (i) the Majority Noteholders or the Majority Guaranteed Lenders may remove the Indenture Trustee and the Majority Noteholders or the Majority Guaranteed Lenders may appoint a successor Indenture Trustee reasonably satisfactory to the Guaranteed Lenders, so long as any Bank Note is outstanding, Ex-Im Bank and, provided no Material Default or Event of Default shall have occurred and be continuing, the Lessee, and that is eligible under Section 7.08 by an Act delivered to the other Noteholders, the Guaranteed Lenders, the Indenture Trustee so removed, the successor Indenture Trustee, the Issuer and Ex-Im Bank or (ii) any Noteholder or Guaranteed Lender may petition

[Indenture]

any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee and such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Indenture Trustee and appoint a successor Indenture Trustee eligible under Section 7.08 hereof, which removal and appointment shall become effective upon written acceptance of appointment by the successor Indenture Trustee as provided in Section 7.09 hereof.

Section 7.08. Persons Eligible for Appointment as Indenture Trustee. Any successor Indenture Trustee, however appointed, shall be a bank or trust company organized and doing business under the laws of the United States or any state thereof, shall be authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by federal or state authority, shall have a total shareholder equity aggregating at least US$1,000,000,000 and shall maintain a corporate trust department.

Section 7.09. Acceptance of Appointment by Successor Indenture Trustee. Any successor Indenture Trustee appointed as provided in Section 7.07 hereof shall execute and deliver to the Lessee, the Issuer and to its predecessor Indenture Trustee an instrument accepting such appointment and thereupon the resignation or removal of the predecessor Indenture Trustee shall become effective and the appointment of such successor Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor as if such successor Indenture Trustee were originally named as Indenture Trustee hereunder and under the other Operative Documents. Notwithstanding the foregoing, on the written request of the successor Indenture Trustee, the Indenture Trustee ceasing to act shall, upon payment of its charges then unpaid to which it is entitled to reimbursement or payment hereunder, pay over to the successor Indenture Trustee all moneys at the time held by it in trust hereunder and shall execute and deliver an instrument transferring to such successor Indenture Trustee all rights, powers, duties and obligations hereunder and under the other Operative Documents. Upon request of any such successor Indenture Trustee, the predecessor Indenture Trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights and powers. Any Indenture Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Indenture Trustee hereunder to secure any amounts then due it pursuant to the provisions of Section 7.06 hereof.

If a successor Indenture Trustee is appointed hereunder, a supplement to this Indenture executed and delivered by the Issuer, the predecessor Indenture Trustee and the successor Indenture Trustee shall be sufficient to effect the removal of the predecessor Indenture Trustee and to vest the successor Indenture Trustee with all rights, powers, duties and obligations of its predecessor hereunder and under the other Operative Documents, as if such successor Indenture Trustee was originally named as Indenture Trustee hereunder and thereunder.

No successor Indenture Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Indenture Trustee shall be eligible to act as Indenture Trustee under the provisions of Section 7.08 hereof.

[Indenture]

Upon acceptance of appointment by a successor Indenture Trustee as provided in this Section, the successor Indenture Trustee shall notify the Guaranteed Lenders and the Noteholders of such appointment by registered mail at their last address as they shall appear in the Register, and shall mail a copy of such notice to the Issuer. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 7.07 hereof.

Section 7.10. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation or sale of all or substantially all assets to which the Indenture Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such Person shall meet the requirements of Section 7.08 hereof and shall be otherwise qualified and eligible under this Article VII, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Note shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation or sale of assets to such authenticating Indenture Trustee may adopt such authentication and deliver such Note so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Note.

Section 7.11. Representations and Warranties of Indenture Trustee. The representations and warranties of Wilmington Trust Company in its individual capacity and as Indenture Trustee set forth in Section 9 of the Participation Agreement are hereby incorporated herein by reference thereto as fully and to the same extent as if set forth herein.

Section 7.12. Documents Furnished to Noteholders and Guaranteed Lenders. Promptly upon its receipt thereof, the Indenture Trustee shall furnish to each Noteholder and Guaranteed Lender, in the manner provided in Section 11.02 hereof a copy of any certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal or other paper or document it receives from the Issuer or any other party pursuant to this Indenture or any other Operative Document.

Section 7.13. Appointment. By its acceptance of any Note or beneficial interest therein, each Guaranteed Lender, each Noteholder and the Beneficial Owners (other than Ex-Im Bank) shall be deemed to have (i) appointed the Indenture Trustee to act as its agent in connection herewith and with the other Operative Documents and to have authorized the Indenture Trustee to exercise such rights, powers and discretions as are specifically delegated to the Indenture Trustee by the terms hereof and thereof together with all such rights, powers and discretions as are reasonably incidental thereto and (ii) agreed to be bound by and consented to the terms and provisions of the Operative Documents (including the provisions of Sections 4, 5.03 and 5.04 of the Ex-Im Bank Guarantee) and to have irrevocably authorized the Indenture Trustee to take any and all actions that may be taken by the Indenture Trustee under the terms of the Ex-Im Bank Guarantee, including an assignment of all of its rights, title and interest in a Note as to which enforcement of the Ex-Im Bank Guarantee is sought, this Indenture, any security referenced therein and the other Operative Documents (to the extent it relates to an affected Note). Upon the assignment of a Note to Ex-Im Bank pursuant to the Ex-Im Bank Guarantee,

[Indenture]

Ex-Im Bank shall be deemed to be (x) in the case of a Bank Note, the Guaranteed Lender and (y) with respect to any other Note, the Holder of such Note and, in either case, shall have all of the rights, powers and discretion of a Guaranteed Lender or Holder, as applicable, hereunder with respect to such Note. Without limiting the generality of the foregoing, each Guaranteed Lender hereby instructs and authorizes the Indenture Trustee to make demands for payment of any Bank Note against the Issuer, the Lessee and Ex-Im Bank in accordance with the provisions of this Indenture, the Ex-Im Bank Guarantee and the other Operative Documents and in furtherance thereof each Guaranteed Lender hereby expressly authorizes the Indenture Trustee to execute and deliver for and on its behalf each assignment of the relevant Bank Note under and as required by the Ex-Im Bank Guarantee.

Section 7.14. Certain Ex-Im Bank Guarantee Covenants.

(a) The Indenture Trustee hereby covenants and agrees for the benefit of the Noteholders and Depositary Participants holding an interest in a Definitive Note that, if any Global Note or Definitive Note is outstanding, (i) upon the occurrence of an Event of Default pursuant to Section 6.01(a) hereof with respect to a scheduled payment of principal of or interest on a Global Note or a Definitive Note, the Indenture Trustee shall make a demand on each of the Issuer and the Lessee (unless such demand may be omitted in accordance with the provisions of Section 4.01 of the Ex-Im Bank Guarantee) and Ex-Im Bank promptly within the periods contemplated in and otherwise on the terms of the Ex-Im Bank Guarantee (including but not limited to the provision of all information and documentation and any assignments (including rights under any Note, this Indenture or any other document or thing required thereunder) required by Section 4 of the Ex-Im Bank Guarantee) and provide notice of such demands to the Noteholders of such Global Note or Definitive Note and Depositary Participants holding an interest in a Definitive Note; provided that upon the occurrence of any Event of Default pursuant to Section 6.01(a) with respect to any scheduled payment of principal or interest on a Global Note or a Definitive Note and so long as such Event of Default is continuing, if the Indenture Trustee shall not have made such demand, the Applicable Majority Noteholders may by notice in writing instruct the Indenture Trustee to make a demand on Ex-Im Bank to enforce its rights and those of the Noteholders under the Ex-Im Bank Guarantee and (ii) if any right to make a claim under Section 2.07 of the Ex-Im Bank Guarantee arises and the Indenture Trustee has returned any amount of a payment of principal of or interest on any Global Note or Definitive Note or has received notice that any Holder of a Global Note or Definitive Note has returned any such amount as set forth in Section 2.07 of the Ex-Im Bank Guarantee, in either case, or if any such payment is rescinded, the Indenture Trustee shall make demand on Ex-Im Bank and the parties set forth in such Section 2.07 to the extent required by such Section 2.07 promptly within the time periods contemplated in and otherwise on the terms of the Ex-Im Bank Guarantee.

(b) The Indenture Trustee hereby covenants and agrees for the benefit of the Guaranteed Lenders (i) upon the occurrence of an Event of Default pursuant to Section 6.01(a) hereof with respect to a scheduled payment of principal or interest on a Bank Note, the Applicable Majority Guaranteed Lenders may by notice in writing instruct the Indenture Trustee to make a demand on Ex-Im Bank to enforce its rights and those of the Guaranteed Lenders under the Ex-Im Bank Guarantee and (ii) if any right to make a claim under Section 2.07 of the Ex-Im Bank Guarantee arises and the Indenture Trustee has returned any amount of a payment of principal or interest on any Note or has received written notice that any Guaranteed Lender has

[Indenture]

returned any such amount as set forth in Section 2.07 of the Ex-Im Bank Guarantee, in either case, or such payment is rescinded, the Indenture Trustee shall make demand on Ex-Im Bank and the parties set forth in such Section 2.07 to the extent required by such Section 2.07 promptly within the time periods contemplated in and otherwise on the terms of the Ex-Im Bank Guarantee.

(c) The Indenture Trustee hereby covenants and agrees for the benefit of the Noteholders, the Guaranteed Lenders and Depositary Participants holding an interest in a Definitive Note that, (i) without the prior written consent of Ex-Im Bank, the Indenture Trustee will not agree to an amendment or deviation prohibited by Section 5.03 of the Ex-Im Bank Guarantee and (ii) without the prior written consent of Ex-Im Bank, the Indenture Trustee will not declare all or any part of the Issuer’s indebtedness under any Note to be immediately due and payable or to be due and payable upon demand of the Indenture Trustee.

ARTICLE VIII

NOTEHOLDERS’ LISTS AND REPORTS

Section 8.01. Noteholders’ and Guaranteed Lenders’ Lists and Preservation of Information.

(a) The Indenture Trustee shall permit the Lessee, the Issuer, each Noteholder, each Guaranteed Lender and Ex-Im Bank to inspect and copy (at the expense of the Lessee, the Issuer, such Noteholder, Guaranteed Lender or Ex-Im Bank, as the case may be) the Register and other books and records relating to any Note upon written request during regular business hours of the Indenture Trustee; provided that, (i) each Guaranteed Lender shall only be permitted to inspect and copy the relevant portion of the Register and other books and records relating to the Bank Notes and (ii) each Noteholder shall only be permitted to inspect and copy the relevant portion of the Register and other books and records relating to the relevant Global Notes or Definitive Notes, as the case may be.

(b) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Noteholders and Guaranteed Lenders contained in the most recent list furnished to the Indenture Trustee, as provided in Section 2.12 hereof and the names and addresses of such Noteholders and Guaranteed Lenders received by the Indenture Trustee in its capacity as Registrar, if so acting. The Indenture Trustee may destroy any list furnished to it as provided in Section 2.12 upon receipt of a new list so furnished.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of the Guaranteed Lenders or Noteholders. Subject always to this Section 9.01, Section 9.03 and Section 9.04(b), without the consent of the Guaranteed Lenders or the Noteholders, but with the consent of the Security Trustee (acting upon the direction of the Instructing Group), the Issuer (acting solely at the direction of Lessee) may, and, upon request of the Issuer, the Indenture Trustee shall, at any time

[Indenture]

and from time to time enter into one or more agreements supplemental hereto, in form satisfactory to the Security Trustee and Ex-Im Bank, for any of the following purposes:

(1) to add to the covenants of the Issuer or the Indenture Trustee for the benefit of the Noteholders and/or the Guaranteed Lenders, or to surrender any right or power herein conferred upon the Issuer;

(2) to correct or supplement any provision herein or in any supplemental agreement which may be defective or inconsistent with any other provision herein or in any supplemental agreement or in any offering circular; provided that any such provision shall not adversely affect the interests of the Noteholders or the Guaranteed Lenders (and the Indenture Trustee shall have received an Opinion of Counsel to such effect satisfactory to it); or

(3) to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee, Calculation Agent or Registrar;

provided such supplemental agreement shall not increase the discretionary authority of the Indenture Trustee (in such capacity or any other capacity) or any successor Indenture Trustee without the consent of the Indenture Trustee, the Guaranteed Lenders and each Holder.

Section 9.02. Supplemental Indentures with Consent of the Guaranteed Lenders and the Noteholders. Subject always to Section 9.03 and Section 9.04(b), (a) with the consent of the Majority Guaranteed Lenders and/or the Majority Noteholders, as applicable, and the Security Trustee (acting upon the direction of the Instructing Group), the Issuer (acting solely at the direction of Lessee) may, and the Indenture Trustee shall, enter into an agreement or agreements supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights and obligations of, the Guaranteed Lenders or the Holders, as applicable, under this Indenture and (b) with the consent of the Applicable Majority Guaranteed Lenders and/or Applicable Majority Noteholders with respect to a Note, as applicable, and the Security Trustee (acting upon the direction of the Instructing Group), the Issuer may (acting solely on the instructions of the Lessee), and the Indenture Trustee shall, enter into an agreement or agreements supplemental hereto for the purpose of adding, changing or eliminating any provisions of such Note or of modifying in any manner the rights and obligations of the Guaranteed Lenders and/or Holders thereof, as applicable; provided, that no such supplemental agreement may, without the unanimous consent of the Guaranteed Lenders and each Noteholder, in each case affected thereby:

(1) change any Payment Date, change the provisions of the Indenture relating to the amount, timing or application of payments on any Note or change any place where, or the coin or currency in which, such Note is payable;

(2) change the portion of percentage interests of any Note, as to which the consent of the relevant Holders or the Guaranteed Lenders is required for any such amendment or modification, or as to which the consent of

[Indenture]

the Holders or the Guaranteed Lenders is required for any waiver of compliance with certain provisions of this Indenture or any Operative Document;

(3) impair or adversely affect the rights of the Indenture Trustee or any Holder or any Guaranteed Lender under the Ex-Im Bank Guarantee or any Payment Certificate;

(4) modify any of the provisions of this Indenture in such a manner as to diminish the rights of the Guaranteed Lenders or the Holders of any Note for the repayment of such Note contained in this Indenture; and

(5) modify any of the provisions of this Section 9.02.

It shall not be necessary for any Act of Noteholders or Guaranteed Lenders under this Section 9.02 to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee, at the expense of the Issuer, shall mail to Ex-Im Bank and the Guaranteed Lenders a copy thereof and notify the Noteholders in accordance with Section 11.02. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.03. Documents Affecting Immunity or Indemnity. If in the reasonable opinion of the Indenture Trustee any document required to be executed by it pursuant to the terms of Section 9.01 or 9.02 affects any interest, right, duty, immunity or indemnity in favor of the Indenture Trustee under this Indenture, the Indenture Trustee may (but shall not be obligated to) execute such document.

Section 9.04. Execution of Supplemental Indentures.

(a) In executing, or accepting the additional trusts created by, any supplemental agreement permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel each stating that the execution of such supplemental agreement is authorized or permitted by this Indenture and that all conditions precedent have been complied with.

(b) Anything in this Article IX to the contrary notwithstanding, the Indenture Trustee shall not enter into any supplemental agreement pursuant to this Article IX without the written consent of Ex-Im Bank and the Security Trustee and any supplemental agreement entered into by the Indenture Trustee without such consent shall not be valid to amend this Indenture for any other purpose hereunder.

Section 9.05. Effect of Supplemental Indentures. Upon the execution of any supplemental agreement in accordance with this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Indenture for all

[Indenture]

purposes; and the Guaranteed Lenders and every Holder of a Note theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.06. Reference in Notes to Supplemental Indentures. Each Note authenticated and delivered after the execution of any supplemental agreement pursuant to this Article may bear a notation in a form approved by the Indenture Trustee as to any matter provided for in such supplemental agreement; and, in such case, suitable notation may be made upon such Outstanding Note after proper presentation and demand.

Section 9.07. Solicitation of Noteholders.

(a) The Issuer will provide the Indenture Trustee with sufficient information, sufficiently far in advance of the date a decision is required, to enable the Guaranteed Lenders and each Noteholder entitled to vote or consent, to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions of this Indenture or any Note. In determining the Guaranteed Lenders or the Noteholders, as applicable, entitled to vote or consent to any proposed amendment, waiver or consent, the Indenture Trustee may establish a special record date and notify (in the case of a Noteholder) the Depositary thereof.

(b) The Issuer will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Guaranteed Lender or any Noteholder as consideration for or as an inducement to the entering into by any Guaranteed Lender or any Noteholder of any waiver or amendment of any of the terms and provisions hereof, or of a Note unless such remuneration is concurrently offered to be paid, or security is concurrently offered to be granted, on the same terms, ratably to each Guaranteed Lender and Holder of such Note then Outstanding even if such Guaranteed Lender or Holder did not consent to such waiver or amendment. For the avoidance of doubt, the foregoing provisions shall not apply to payments of fees made to the Initial Purchasers in connection with each Note Purchase Agreement.

ARTICLE X

SATISFACTION AND DISCHARGE

Section 10.01. Satisfaction and Discharge of Indenture. Provided no Event of Default has occurred and is continuing hereunder, this Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer or exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Noteholders and any Guaranteed Lender to receive payments hereunder, (iv) the rights, obligations and immunities of the Indenture Trustee hereunder and (v) the rights of Noteholders and Guaranteed Lenders as beneficiaries hereof with respect to the property deposited with the Indenture Trustee and payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when (except as limited above):

[Indenture]

(a) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been paid or replaced as provided in Section 2.10), if not then in the possession of the Indenture Trustee, have been delivered to the Indenture Trustee for payment and cancellation and have been paid in full;

(b) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer and all other Secured Obligations (other than in respect of the Lessor Guarantee) have been paid in full; and

(c) the Issuer has delivered to the Indenture Trustee and Ex-Im Bank an Officer’s Certificate confirming that there are no other amounts outstanding under the Notes, this Indenture and the other Operative Documents and that no Default or Event of Default has occurred and is continuing.

Notwithstanding the satisfaction and discharge of this Indenture, the obligation of the Issuer to the Indenture Trustee under Section 7.06 hereof shall survive.

ARTICLE XI

MISCELLANEOUS PROVISIONS

Section 11.01. No Waiver. No failure on the part of the Indenture Trustee, the Security Trustee, Ex-Im Bank, any Guaranteed Lender or any Noteholder to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Indenture shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Indenture preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any waiver actually given hereunder shall only be effective for its purpose and at the time given. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Section 11.02. Notices.

(a) Each of the parties hereby acknowledges and confirms that this Indenture and each Note is one of the Operative Documents and as a result all of the provisions of Section 13(c) of the Participation Agreement are hereby incorporated herein and therein by reference thereto as fully and to the same extent as if set forth herein and therein (including, without limitation, (x) the manner in which all notices or other communications are to be made hereunder, (y) the time as of which such notices or communications shall be deemed to have been given or made, and (z) the address to which such notices or communications are to be sent). For the convenience of the parties hereto, the addresses for notices referred to in Section 13(c) of the Participation Agreement are as follows:

(i)	if to the Issuer to:

Helios Leasing I LLC

c/o Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890-1605

[Indenture]

Attention: Corporate Trust Administration

Fax: 302-636-4140

with a copy to:

Atlas Air, Inc.

2000 Westchester Avenue

Purchase, New York 10577

Attention: General Counsel

Fax: 914-701-8333

(ii)	if to the Security Trustee to:

Wells Fargo Bank Northwest, National Association

MAC: 1228-120, 12th Floor

299 South Main Street, 12th Floor

Salt Lake City, Utah 84111

Attention: Corporate Trust Department

Fax: 801-246-5053

(iii)	if to the Indenture Trustee to:

Wilmington Trust Company

1100 North Market Street

Wilmington, Delaware 19890-1605

U.S.A.

Attention: Corporate Trust Administration

Fax: 302-636-4140

(iv)	if to the Guaranteed Lender to:

Apple Bank for Savings

122 East 42nd Street, 9th Floor

New York, New York 10168

Attention: Jonathan Byron, Senior Vice President

Fax: 212-224-6580

with a copy to:

Apple Bank for Savings

122 East 42nd Street, 9th Floor

New York, New York 10168

Attention: Antonio Martinez

[Indenture]

Fax: 212-224-6588

(v)	if to Ex-Im Bank to:

Export-Import Bank of the United States

811 Vermont Avenue, N. W.

Washington, D.C. 20571

U.S.A.

Attention: Vice President – Transportation Division and Vice

President – Transportation Portfolio Management Division

Subject: Ex-Im Bank Guarantee No. AP086438XX

Atlas Air, Inc.

Facsimile No.: 202-565-3558 and 202-565-3294

with a copy to Ex-Im Bank’s Counsel:

Vedder Price P.C.

222 North LaSalle Street

Chicago, Illinois 60601

U.S.A.

Attention: Dean N. Gerber, Esq.

Fax No: 312-609-5005

or, as to any party, at such other address as shall be designated by such party in a written notice to each other party hereto. Any communication or document to be made or delivered to Ex-Im Bank shall be effective only when received by Ex-Im Bank and then only if the same is expressly marked for the attention of the department or officer identified above (or such other department or officer as Ex-Im Bank shall specify from time to time for this purpose).

(b) Where this Indenture provides for notice to the Guaranteed Lenders or Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if such notice is in writing and mailed, first-class postage prepaid, to each Guaranteed Lender and each Noteholder affected by such event, at its address as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to the Guaranteed Lenders and the Noteholders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any Guaranteed Lender or Noteholder shall affect the sufficiency of such notice with respect to other Guaranteed Lenders (if any) or Noteholders. Any notice that is given in the manner herein provided shall conclusively be presumed to have been duly given whether or not actually received by any Guaranteed Lender or any Noteholder. Any notice to the Guaranteed Lenders or Noteholders provided for in this Indenture will be deemed to have been given on the date of mailing if sent by overnight courier guaranteeing next day delivery and otherwise on the third day after the date of mailing.

[Indenture]

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by any Guaranteed Lender or any Noteholder shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In the event that, by reason of the suspension of the regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to any Guaranteed Lender or Noteholder when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee and as shall be reasonably calculated to reach the intended recipients thereof shall be deemed to be a sufficient giving of such notice.

(c) Each document, instrument, statement, report, notice or other communication delivered in connection with this Indenture shall be in English or where not in English shall be accompanied by a certified English translation which translation shall with respect to all documents of a contractual nature and all certificates and notices to be delivered hereunder be the governing version and upon which in all cases the Security Trustee, Ex-Im Bank, the Indenture Trustee, the Guaranteed Lenders and the Noteholders shall be entitled to rely.

Section 11.03. Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 11.04. Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Guaranteed Lenders, the Noteholders and Ex-Im Bank in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 11.05. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Indenture.

Section 11.06. Successors and Assigns. This Indenture shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.07. Assignments and Participations.

(a) A Guaranteed Lender may sell or agree to sell to one or more other Persons a participation in all or any part of a Bank Note beneficially held by it. No Transfer Certificate or other notice shall be required in connection with any such participation. The grant by a Guaranteed Lender of such a participation shall not preclude any such Person holding any

[Indenture]

such participation from granting a subparticipation to one or more other Persons. No participation or subparticipation shall affect the right of such Guaranteed Lender to any compensation pursuant to this Indenture, the Issuer Indemnity Agreement or any other Operative Document, any such amount of compensation to be determined without respect to any participation or subparticipation which has been so granted, provided that if such participation or subparticipation would subject the Issuer and/or the Lessee to any greater obligation or liability under the Issuer Indemnity Agreement or any other Operative Document than it would have been subject to on such date if no such participation or subparticipation had taken place, then unless such participation or subparticipation was made (i) at the request of the Issuer to mitigate or avoid the requirement for payment of additional amounts or increased costs under the Issuer Indemnity Agreement, (ii) at the request of the Lessee or Issuer or Ex-Im Bank in connection with the Ex-Im Bank Guarantee or (iii) following the occurrence and during the continuance of an Event of Default, such Guaranteed Lender shall not be entitled to receive any greater payment under the Issuer Indemnity Agreement or any other Operative Document than it would have been entitled to receive had such participation or subparticipation not been completed. Any agreement pursuant to which a Guaranteed Lender grants such a participation or subparticipation shall provide that, with respect to such participation or subparticipation, such participant or subparticipant shall be prohibited from enforcing the obligations of the Issuer relating to such Bank Note subject to such participation or subparticipation, all of which shall be retained by the Security Trustee, the Indenture Trustee and such Guaranteed Lender; provided that the approval of any participant or subparticipant may be required in connection with any matter directly affecting such participant or subparticipant in which the consent of the Guaranteed Lender is required as provided in Section 9.02 hereof. No holder of a participation or subparticipation in any Bank Note of any Guaranteed Lender shall have any rights under this Indenture, such Bank Note or under any other Operative Document, other than to receive payment of principal of and interest on the Bank Note which has been so participated or subparticipated, and any other amounts provided for in this Indenture to the extent so participated or subparticipated. No participant or subparticipant shall enjoy any right of set-off against assets of the Issuer as a result of any participation or subparticipation. Anything in this Section 11.07 to the contrary notwithstanding, in no event shall the grant of any participation or subparticipation restrict, condition or otherwise impair the transfer and exchange of such Bank Note as provided in Sections 2.04, 2.05 and 2.06 hereof.

(b) [Intentionally Omitted.]

(c) At any time, a Guaranteed Lender may sell, assign and transfer all or any part of its rights, interests and obligations in, to and under any Bank Note and a corresponding part of its rights, interests and obligations under the other Operative Documents on and subject to the terms and conditions specified in Section 24 of the Participation Agreement, such transfer to be effected under a Transfer Certificate substantially in the form of Schedule 10 hereto (except in the case of a transfer to Ex-Im Bank) and to be registered in the Registry as provided in Section 2.12 hereof and Section 5.01 of the Ex-Im Bank Guarantee.

(d) Except as expressly permitted in the Operative Documents, the Issuer may not assign or transfer its rights or delegate its obligations hereunder or under any other Operative Document without the prior written consent of Ex-Im Bank, the Indenture Trustee and, provided no Event of Default shall have occurred and be continuing, the Lessee.

[Indenture]

Section 11.08. Counterparts. This Indenture may be executed in any number of counterparts each of which shall be an original and all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Indenture by signing any such counterpart.

Section 11.09. Jurisdiction; Service of Process. Any suit, proceeding, action or process against the Issuer with respect to this Indenture may be brought in accordance with Section 13(d) of the Participation Agreement as if the same were repeated herein in full mutatis mutandis, and the Issuer hereby consents to service of process as therein set forth.

Section 11.10. Waiver of Jury Trial. THE ISSUER, THE SECURITY TRUSTEE, THE INDENTURE TRUSTEE, THE GUARANTEED LENDERS AND EACH NOTEHOLDER (BY ACCEPTANCE OF A NOTE) HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS INDENTURE, OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OR OMISSIONS OF THE GUARANTEED LENDERS, THE SECURITY TRUSTEE, THE INDENTURE TRUSTEE, THE NOTEHOLDERS OR THE ISSUER OR ANY PERSON RELATING TO THE OPERATIVE DOCUMENTS.

Section 11.11. Expenses, Etc. The provisions of Section 12 of the Participation Agreement are hereby incorporated herein, mutatis mutandis, with references to the “Lessee” being construed as references to the “Issuer”. In addition the Issuer agrees to pay or reimburse each of Ex-Im Bank, the Guaranteed Lenders, the Security Trustee and the Indenture Trustee for paying (against invoices or receipts (to the extent available) submitted by Ex-Im Bank, the Security Trustee, the Indenture Trustee and/or any Guaranteed Lender): (a) all reasonable out-of-pocket costs and expenses of Ex-Im Bank, any Guaranteed Lender, the Indenture Trustee and the Security Trustee (including the reasonable fees and expenses of counsel to Ex-Im Bank, such Guaranteed Lender, the Indenture Trustee and the Security Trustee), in connection with any actual or proposed amendment, modification or waiver requested by the Issuer or the Lessee (whether the same shall ever become effective) of any of the terms of this Indenture and the other Operative Documents and in accordance with the terms thereof; and (b) all costs and expenses of Ex-Im Bank, the Security Trustee, the Indenture Trustee and any Guaranteed Lender (including counsel’s fees) in connection with any Event of Default and any enforcement or collection proceedings resulting therefrom.

Section 11.12. Guaranteed Lender. From and after the date all Bank Notes shall be cancelled, no Ex-Im Bank Commitment shall be remaining, and all sums payable to the Guaranteed Lenders hereunder and under the other Operative Documents shall have been paid in full, all references herein and in any other Operative Document (other than the Issuer Indemnity Agreement and the Ex-Im Bank Guarantee) to the “Guaranteed Lender”, “Guaranteed Lenders” or “Majority Guaranteed Lenders” shall cease to be operative other than as provided in Article IV and any provision hereof or thereof which is intended to survive the payment in full of the Notes.

[Indenture]

Section 11.13. Intercreditor Arrangements. So long as no Event of Default has occurred and is continuing, all payments under this Indenture or a Note made by or on behalf of the Issuer shall be paid, collected and distributed in accordance with Article III. Following the occurrence of and during the continuance of an Event of Default any payments under or pursuant to any Operative Document, including, without limitation, any principal or interest on any Note, fees, indemnities or any other amounts payable under any Operative Document, which are received by any Guaranteed Lender, any Noteholder or the Indenture Trustee (other than from the Security Trustee as a result of a distribution pursuant to Section 9 of the Intercreditor Agreement or from Ex-Im Bank under the Ex-Im Bank Guarantee or any Payment Certificate), if the Security Trustee shall have notified the Indenture Trustee of such Event of Default, shall (except as provided in Section 5.04 of the Ex-Im Bank Guarantee) be paid over to the Security Trustee for distribution, application and payment pursuant to the applicable provisions of Section 9 of the Intercreditor Agreement.

Section 11.14. Noteholders and Guaranteed Lenders. By acceptance of a Note or Beneficial Interest therein, each Noteholder, Guaranteed Lender and Beneficial Owner (other than Ex-Im Bank) shall be deemed to have agreed to be bound by and consented to the terms and provisions of the Operative Documents. Upon the assignment of a Note to Ex-Im Bank in accordance with the terms of the Ex-Im Bank Guarantee, Ex-Im Bank shall be deemed the Guaranteed Lenders or Holder of such Note, as the case may be, and shall have all the rights, powers and discretion of a Guaranteed Lender or Holder, as the case may be, hereunder with respect to such Note.

Section 11.15. Amendments, Etc. Except as otherwise expressly provided in this Indenture, no provision of this Indenture may be amended, changed, waived, discharged or terminated except in accordance with the provisions of Section 13(f) of the Participation Agreement.

Section 11.16. Entire Agreement. This Indenture (together with the other Operative Documents) is the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior communications and agreements by the parties hereto with respect thereto, and each such prior communication and agreement is null and void.

Section 11.17. Limitation on Liability. This Indenture is subject to the provisions of Section 30 of the Participation Agreement.

Section 11.18. Trust Indenture Act. This Indenture shall not be qualified under the Trust Indenture Act of 1939 and shall not be subject to the provisions of the Trust Indenture Act of 1939.

[Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

HELIOS LEASING I LLC
by Helios Leasing Trust, its Manager by Wilmington Trust Company, not in its individual capacity, but solely as Trustee

By:	/s/ Robert P. Hines, Jr.
Name: Robert P. Hines, Jr.
Title: Assistant Vice President

APPLE BANK FOR SAVINGS as Initial Guaranteed Lender

By:	/s/ Jonathan Byron
Name: Jonathan Byron
Title: Senior Vice President

APPLE BANK FOR SAVINGS as Calculation Agent

By:	/s/ Jonathan Byron
Name: Jonathan Byron
Title: Senior Vice President

WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Indenture Trustee

By:	/s/ Robert P. Hines, Jr.
Name: Robert P. Hines, Jr.
Title: Assistant Vice President

WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, as Security Trustee

By:	/s/ Michael Arsenault
Name: Michael Arsenault
Title: Vice President

[Indenture]

EXPORT-IMPORT BANK OF THE UNITED STATES

By:	/s/ Robert F.X. Roy, Jr.
Name: Robert F.X. Roy, Jr.
Title: Deputy Vice President Transportation Division Export-Import Bank